                                                                    EXHIBIT 2.1

                          AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (the "Agreement"), is made and entered into as of the 28th day of February, 2000, by and among TRW Milliwave Inc., a California corporation (the "Company"), TRW Inc., an Ohio corporation ("TRW"), and Endgate Corporation, a Delaware corporation, as surviving company ("Surviving Company").

                                    RECITALS

WHEREAS, Surviving Company, TRW and the Company have determined that it is in the best interests of each for Surviving Company to acquire the Company upon the terms and subject to the conditions set forth herein; and

WHEREAS, the Company is the wholly-owned subsidiary of TRW; and

WHEREAS, Surviving Company will merge with the Company, with Surviving Company as the surviving entity;

NOW, THEREFORE, for and in consideration of the premises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Surviving Company, TRW and the Company hereby agree as follows:

                                    ARTICLE 1
                                   THE MERGER

         1.01. THE MERGER. On the Closing Date (as defined in Section 2.01 hereof), upon and subject to the terms and conditions set forth in this Agreement, the Company shall be merged with and into Surviving Company, and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Surviving Company shall be the surviving corporation in the Merger and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Surviving Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Agreement. The Merger shall have the effects specified in the Delaware General Corporation Law (the "GCL") and the California General Corporation Law ("CAGCL").

         1.02. TAX EFFECTS. This Agreement is intended to be (a) a "plan of reorganization" and the transactions contemplated hereby are intended to be a tax free reorganization under section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"); and (b) a "plan of recapitalization" and the Conversion (as defined in Section 4.03 hereof) is intended to constitute a recapitalization under Section 368(a)(1)(E) of the Code.

         1.03. ALTERNATIVE STRUCTURE. Promptly after the execution of this Agreement, the parties will jointly consider the desirability of effecting the business combination contemplated hereby through a reverse triangular merger resulting in the same post-Merger ownership of Surviving Company's capital stock as contemplated hereby but involving a merger of a newly-formed wholly-owned subsidiary of Surviving Company with and into the Company, with the Company surviving as a wholly-owned subsidiary of Surviving Company, rather than the merger of the Company with and into Surviving Company as presently contemplated hereby. If the parties determine this alternative structure to be mutually desirable, Surviving Company will organize the necessary subsidiary and the parties will amend this agreement to add the subsidiary as a party and to make such other changes (which are not expected to be material) as may be necessary or desirable to reflect the alternative structure.

                                    ARTICLE 2
                             CLOSING; EFFECTIVE TIME

         2.01. CLOSING DATE, CLOSING. The closing of the Merger shall take place
(i) at the offices of Cooley Godward LLP as promptly as practicable following the satisfaction of all of the conditions to closing set forth in Article 11 hereof or (ii) at such other place and time and/or on such other date as the Company and Surviving Company may hereafter agree in writing. The date of the closing of the Merger and such closing are, respectively, hereinafter referred to as the "Closing Date" and the "Closing."

         2.02. EFFECTIVE TIME. As soon as practicable following the Closing, the Company and Surviving Company will cause a certificate of merger to be executed and filed with (i) the Secretary of State of the State of Delaware as provided in the GCL and (ii) the Secretary of State of the State of California as provided in Chapter 11 of the CAGCL. The Merger shall become effective on the date on which (i) a certificate of merger for the Merger of the Company with and into Surviving Company shall have been filed with the Delaware Secretary of State pursuant to Section 252 of the GCL and (ii) the Certificate of Merger has been duly filed with the Secretary of State of the the State of California and such time is hereinafter referred to as the "Effective Time".

                                    ARTICLE 3

            CERTIFICATE OF INCORPORATION AND BYLAWS OF THE SURVIVING CORPORATION; OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

         3.01. CERTIFICATE OF INCORPORATION. The Amended and Restated Certificate of Incorporation (the "Certificate") of Surviving Company, in the form attached hereto as Exhibit 3.01 and which Certificate shall change the name of Surviving Company to "Endwave Corporation", shall be the Certificate of Surviving Company at and after the Effective Time, until duly amended in accordance with the terms thereof and the GCL. Surviving Company agrees that all rights to indemnification now existing in favor of any current or former officers and directors of the Company as provided in the charter documents of the Company as of the date hereof and in the Agreement and Plan of Merger, dated as of as of the 5th day of September, 1997, by and between MilliWave Technologies, Corp. and TRW shall survive the Merger and shall continue in full force and effect from and after the Effective Time in accordance with their terms, as such terms exist on the date hereof.

         3.02. BYLAWS. The Amended and Restated Bylaws of Surviving
Company, in the form attached hereto as Exhibit 3.02, shall be the Bylaws of Surviving Company at and after the Effective Time, until duly amended in accordance with the terms thereof and the GCL.

         3.03. OFFICERS AND DIRECTORS. The following directors of Surviving Company and the following officers of Surviving Company shall be the directors and officers of Surviving Company at and after the Effective Time, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with Surviving Company's Certificate and Bylaws:

Officers:

Ed Keible                  President and Chief Executive Officer
Don Dodson                 Chief Operating Officer
Doug Lockie                Executive Vice President
John Rosenberg             Executive Vice President
Julie Biagini              Vice President--Finance and Secretary
Jim Bybokas                Vice President--Marketing and Sales
Lionel Kirton              Vice President--Operations
John Mikulsky              Vice President--Product Engineering
Cliff Mohwinkel            Vice President and Chief Technology Officer
Mike Roush                 Vice President---Manufacturing

Directors:

Tim Hannemann
Wes Bush
Ed Keible
Esfandiar Lohrasbpour
Robert Pavey

                                    ARTICLE 4
                              CONVERSION OF SHARES

         4.01. CONVERSION OF COMPANY COMMON. Shares of the common stock of the Company shall be converted in the Merger as follows: at the Effective Time, all of the shares of the Company's common stock, no par value (the "Company Common"), issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 55,852,228 shares of the Series T-1 Preferred Stock, par value $0.001 per share, of the Surviving Company (the "TRW Shares"). The TRW Shares shall represent at the Closing 52.6% of the outstanding equity of Surviving Company (on an undiluted, but as converted into common stock, basis, taking into account only issued and outstanding common and preferred shares of Surviving Company, warrants that are exercisable into preferred shares of

         Surviving Company and indebtedness of Surviving Company that is convertible into preferred shares of Surviving Company, but not taking into account common stock repurchases and stock option exercises occurring between the date hereof and the Closing); to the extent that the number of shares set forth in the preceding sentence does not represent this percentage, the number of shares of Series T-1 Preferred Stock that comprise the TRW Shares shall be adjusted so that the TRW Shares do represent such percentage at Closing. In light of the foregoing automatic adjustment provision, the Company and TRW agree that this Agreement will be amended upon Surviving Company's request to reflect changes or corrections in Surviving Company's pre-Merger capitalization and/or the exchange ratios applicable in the Conversion (as defined below). At the Closing, Surviving Company will present TRW a stock certificate representing the TRW Shares.

         4.02. NO EFFECT ON SURVIVING COMPANY STOCK. Shares of the common stock of Surviving Company shall remain outstanding and be unaffected by the Merger.

         4.03. CONVERSION OF SURVIVING COMPANY PREFERRED STOCK. Shares of the preferred stock of Surviving Company shall be converted in the Merger at the Effective Time as follows (collectively, such conversions shall be referred to herein as the "Conversion"):

                  (a)      all of the shares of the
                           Company's Series A Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exercise or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 1,705,000 shares of the Series E-1 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (b)      all of the shares of the
                           Company's Series B Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or coversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 3,465,610 shares of the Series E-2 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (c)      all of the shares of the
                           Company's Series C Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 4,033,361 shares of the Series E-3 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (d)      all of the shares of the
                           Company's Series D Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or conversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 5,001,538 shares of the Series E-4 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (e)      all of the shares of the
                           Company's Series E Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or coversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 9,951,752 shares of the Series E-5 Preferred Stock, par value $0.001 per share, of Surviving Company;

                  (f)      all of the shares of the
                           Company's Series F Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or coversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 14,609,415 shares of the Series E-6 Preferred Stock, par value $0.001 per share, of Surviving Company; and

                  (g)      all of the shares of the
                           Company's Series G Preferred Stock, par value $0.001 per share, issued and outstanding (including, for purposes of determining the per-share exchange ratio, any such shares issuable upon exchange or coversion of options, warrants or convertible securities) immediately prior to the Effective Time shall by virtue of the Merger and without any action on the part of the holder thereof, be converted in the aggregate into a total of 10,197,029 shares of the Series E-7 Preferred Stock, par value $0.001 per share, of Surviving Company.

         4.04. NO FRACTIONAL SHARES. No fractional shares of the Preferred Stock of Surviving Company will be issued in connection with the conversions described in Sections 4.01 and 4.03 above and no certificate therefor will be issued. In lieu of such fractional shares, if any, any holder of Surviving Company Preferred Stock (as defined in Section 7.01) who would otherwise be entitled to a fraction of a share of the Series T-1 Preferred Stock or the Series E-1 Preferred Stock through Series E-7 Preferred Stock of Surviving Company shall, upon surrender of his certificate or certificates representing preferred stock of Surviving Company, be paid an amount in cash (without interest) determined by multiplying the fraction by $2.53.

                                    ARTICLE 5
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND TRW

         Each of the Company and TRW hereby represents and warrants to Surviving Company that at the time of this Agreement and as of the Closing Date except as set forth in the correspondingly numbered Sections of the Company Disclosure Schedule, attached hereto (the "Company Disclosure Schedule"):

         5.01. CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 300,000 shares of Company Common, of which 100 shares are issued and outstanding as of the date hereof (the "Shares"). All Shares are beneficially owned and held by TRW. All of the Shares are validly issued, fully paid, and nonassessable and have not been issued in violation of the preemptive rights of any person, and have been issued in accordance with applicable state, federal and foreign securities laws. There are no existing options, warrants, rights, calls, or commitments of any kind obligating the Company to issue or otherwise transfer any of its capital stock. Except as described in this Agreement, there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which the Company is a party or by which it is bound relating to any shares of capital stock or other securities of the Company, whether or not outstanding.

         5.02. ORGANIZATION AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on the design, development, manufacture, marketing and sale of radio and millimeter wave frequency communications equipment (the "Company Business") to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Company Material Adverse Effect (it being understood that, for purposes of this Agreement, any state of facts, change, event or inaccuracy (or the effects thereof) will be deemed to have and constitute a Company Material Adverse Effect if it has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of the Company) or prevent or delay the consummation of the transactions contemplated hereby.

         5.03. FINANCIAL STATEMENTS. Attached hereto as Exhibit 5.03(a) are the Company's unaudited balance sheet, as of December 31, 1999, and the related unaudited statement of earnings for the year then ended (hereinafter collectively referred to as the "Company Financial Statements"). The Company Financial Statements are complete and accurate and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position and results of operation of the Company at the date and for the period reflected thereon. As of December 31, 1999, the Company did not have any material liabilities or obligations of any nature, absolute, contingent or otherwise, not properly reflected or reserved against in the Company Financial Statements that are required to be reported in such balance sheets in accordance with generally accepted accounting principles. The Company does not now have any liabilities except those reflected or reserved against in such Company Financial Statements, those incurred since December 31, 1999, in the ordinary course of business, or those which would not constitute a Company Material Adverse Effect. Except for the adjustments described in this
Section 5.03, there are no material changes to the Company's financial condition, and the Company has operated in the ordinary course of business, consistent with past practice, since December 31, 1999. Attached hereto as
Exhibit 5.03(b) is the unaudited trial balance corresponding to the Company Financial Statements, provided herein to identify the specific asset and liability accounts which are referred to in this Section 5.03 and elsewhere in this Agreement. Prior to the Closing Date, the Company shall (i) reclassify the intercompany note payable as equity, (ii) transfer to TRW the accrued liabilities for federal and state income taxes, and (iii) transfer to TRW those current and long-term deferred tax balances not relating to Company accounts being assumed by Surviving Company. In addition, as late as practicable but prior to the Closing Date, TRW shall implement the following changes with respect to commerce transacted between TRW and the Company: (i) revise the purchase orders from TRW to the Company associated with the Assigned Contracts (as defined in Section 10.04 hereof) as set forth in Section 10.04 hereof, if and as necessary, (ii) bill the Company for any intercompany services and/or allocations not reflected in the Company Financial Statements, and (iii) net all intercompany receivable and intercompany payable accounts to reflect one net balance either due from, or payable to, TRW.

         5.04. SUBSIDIARIES. The Company does not have any subsidiaries.

         5.05. AUTHORIZATION; BINDING AGREEMENT. The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company's Board of Directors and the Company's sole shareholder and no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

         5.06. GOVERNMENTAL APPROVALS. No consent, approval, waiver or authorization of, notice to or declaration or filing with ("Consent") any nation or government, any state or other political subdivision thereof, any entity, authority or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any governmental or regulatory authority, agency, department, board, commission, administration or instrumentality, any court, tribunal or arbitrator and any self-regulatory organization, domestic or foreign ("Governmental Authority"), on the part of the Company is required to be obtained, made or given by the Company in connection with the execution, delivery or performance by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby other than (i) filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and similar foreign requirements, to the extent any such filings are required, (ii) such filings as may be required in any jurisdiction where the Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization, (iii) such export licenses and similar Consents as may be necessary in order to continue the Company Business after the Merger and (iv) those Consents that, if they were not obtained or made, individually or in the aggregate, would not have a Company Material Adverse Effect, or prevent or materially delay consummation of the transactions contemplated herein or the Company from performing in all material respects its obligations under this Agreement.

         5.07. NO VIOLATIONS. The execution, delivery and performance by the Company of this Agreement, the consummation by the Company of the transactions contemplated hereby and compliance by the Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of the Company, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract of the Company, (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company pursuant to, any note, bond, mortgage, indenture, contract (other than contracts terminable at will), agreement, lease, license, permit, franchise or other instrument or obligation to which the Company is a party or by which the Company or its properties are bound, (iv) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of the Company or (v) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.06 hereof, contravene any applicable provision of any statute, law, rule or regulation or any order, decision, injunction, judgment, award or decree ("Law") to which the Company or its assets or properties are subject, except in cases of clauses (ii), (iii) and (iv) as would not have a Company Material Adverse Effect.

         5.08 WARRANTIES. The Company has issued no warranties other than in connection with the Company Business. All warranties that have been issued by the Company in connection with the Company Business are consistent with those offered in the same industry. All warranty claims are consistent with past practice of the Company. Except for claims which individually or in the aggregate will not constitute a Company Material Adverse Effect, there is no claim against the Company in connection with all items previously sold, or services previously provided, by the Company related to the Company Business (the "Company Products") that has not been fully reserved therefor on the Company Financial Statements, and, to the best of the Company's knowledge after due inquiry, there is no basis for any such claim on account of defective products heretofore designed, developed, manufactured, distributed or sold which is not consistent with past practices of the Company.

         5.09. LITIGATION. There are no actions, claims, investigations or proceedings pending against the Company before any court or governmental agency or authority, domestic or foreign, and, to the best knowledge of the Company, after due inquiry, no actions, suits, claims or investigations have been threatened. The Company does not know of any valid basis for any such action, proceeding, claim or investigation that (i) involves any claim not fully covered by insurance or provided for by adequate reserves (and which insurance coverage or reserves are being transferred to the Company), (ii) questions or challenges the validity of this Agreement or any action taken or to be taken by the Company pursuant to this Agreement or in connection with the transactions contemplated hereby, or (iii) involves any violation of any law, rule, regulation, bylaw or ordinance relating to the protection of the environment with regard to the Company Business. The Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or that can reasonably be expected to have a material adverse effect on the Company Business or on its ability to consummate the transactions contemplated hereby. The Company is not in default with respect to any order, injunction or decree of any governmental or regulatory agency or authority, domestic or foreign.

         5.10 CONDITION AND SUFFICIENCY OF THE COMPANY'S ASSETS. Except where such condition or sufficiency would not constitute, individually or in the aggregate, a Company Material Adverse Effect, the Company's physical assets are sufficient for the operation of the Company Business, as presently conducted, are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         5.11. ZONING. Any real property owned or leased by the Company is zoned for the Company Business.

         5.12. NO DEFAULTS. The Company has performed in all material respects all obligations required to be performed by it and is not in default under any agreement, operating lease, loan agreement or other document to which it is a party or by which any of its assets are bound, has not received notice of any claim or default or facts or circumstances that would constitute, individually or in the aggregate, a Company Material Adverse Effect.

         5.13. TITLE TO PROPERTIES; LIENS. The Company owns outright all property and assets of every nature reflected in the Company Financial Statements, all subject to no liens, claims, mortgages, pledges, security interests, easements, restrictions, encumbrances or charges of any kind (collectively "Liens"), except for Liens that do not, in the aggregate, in any material respect detract from the value of the asset encumbered or interfere with or impair the present and continued use thereof in the normal course of business or the purposes for which the asset was acquired.

         5.14. CONTRACTS AND COMMITMENTS. The Company is not a party to any written or oral contract, commitment, agreement, indenture or other contractual obligation by which it or any of its assets are bound that is material (for the purposes of this Section 5.14, "material" shall be defined as an obligation on the part of any party thereto in excess of U.S.$250,000) or that relates to (i) matters that are material to and not in the ordinary course of business, consistent with past practices, of the Company; (ii) capital expenditures that are material to and are not in the ordinary course of business, consistent with past practices, of the Company; (iii) any obligation of the Company to make any contributions or dedication of money or land; or (iv) any contract to which any director, officer or employee of the Company is a party. Except where such deviations would not constitute, individually or in the aggregate, a Company Material Adverse Effect, all of the Company's contracts are valid and in full force and effect and, to the best knowledge of the Company, after due inquiry, neither the Company nor other party to the contract has breached any material provision of, is in violation or in default in any material respect under the terms of, and no event has occurred which with the lapse of time or action by a party or both would result in a violation or default in any material respect under the terms of, or acceleration of any payments due under, any such contract.

         5.15. PERMITS. The Company has all permits, authorizations, certificates, approvals, registrations, legal status, variances, exemptions, rights of way, franchises, privileges, immunities, grants, ordinances, licenses and other rights of every kind and character (collectively, "Permits") necessary or appropriate to conduct the Company Business, except where such failure to have would not constitute, individually or in the aggregate, a Company Material Adverse Effect. All such Permits are valid and subsisting and in full force and effect, except where such failures would not constitute, individually or in the aggregate, a Company Material Adverse Effect. There are no proceedings pending, or, to the best knowledge of the Company, after due inquiry, threatened that seek the revocation, cancellation, suspension or adverse modification of any such Permit or conditions that would reasonably be expected to give rise to such a proceeding.

         5.16. EMPLOYEE BENEFIT PLANS. (a) The Company Disclosure Schedule contains a complete and accurate list of all material Benefit Plans (as hereinafter defined) maintained or contributed to by the Company. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, together with all regulations thereunder ("ERISA"), even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any material pension, profit sharing, severance, employment, change-in-control, bonus, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan or any other material compensation, welfare, fringe benefit or retirement plan, perquisite arrangement, program, policy or arrangement including any funding mechanism now in effect or required as a result of this Agreement or otherwise, whether formal or informal, oral or written, legally binding or not, which the Company maintains or administers, or to which the Company contributes or is required to contribute, or with respect to which the Company has incurred or would reasonably be expected to incur any present or future obligation; provided that Benefit Plans shall not include any Multiemployer Plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

         (b) With respect to each material Benefit Plan, the Company has delivered or made available to Surviving Company a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination letter, if applicable; (iii) any summary plan description; and (iv) (A) the most recent Form 5500 and attached schedules, to the extent required to be filed by ERISA or the Internal Revenue Code of 1986, as amended (the "Code"), (B) the most recent audited financial statements, with attached opinions of independent accountants,
(C) the most recent actuarial valuation reports, and (D) the most recent Form PBGC-1 for any Benefit Plan required to file such Form. The financial statements so delivered fairly present in all material respects the financial condition and the results of operations of each of such plans as of such date, in accordance with generally accepted accounting principles.

         (c) (i) Each Benefit Plan has been established and administered in accordance with its terms, applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations; each Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification (except as otherwise set forth in Exhibit 5.16), and to the knowledge of the Company nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification;
(iii) to the knowledge of the Company no event has occurred and no condition exists that would subject the Company, either directly or by reason of their affiliation with an ERISA Affiliate of the Company, as hereinafter defined, to any material (individually or in the aggregate) tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each material Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975), "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) or failure to make by its due date a required installment under Code section 412(m) has occurred with respect to any Benefit Plan or any other plan maintained for employees of any ERISA Affiliate of the Company. "ERISA Affiliate," as applied to any person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Code section 414(b) of which that person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Code section 414(c) of which that person is a member, and (iii) any member of an affiliated service group within the meaning of Code section 414(m) and (o) of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         (d) No plan listed in the Company Disclosure Schedule is a "Multiemployer Plan". The Company has never contributed to or had an obligation to contribute to any Multiemployer Plan. No ERISA Affiliate of the Company has withdrawn from any such Multiemployer Plan in a complete or partial withdrawal under Subtitle E of Title IV of ERISA with respect to which there is any outstanding liability as of the date hereof, or received notice from any such Multiemployer Plan that it is in reorganization or insolvency pursuant to ERISA sections 4241A or 4045 or that it intends to terminate or has terminated under ERISA section 4041 or 4042.

         (e) With respect to any Benefit Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of the Company, threatened, and (ii) no facts or circumstances exist, to the knowledge of the Company, that would reasonably be expected to give rise to any such actions, suits or claims.

         (f) No Benefit Plan or other agreement exists that would reasonably be expected to result in the payment to any present or former employee of the Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of the Company as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

         (g) Each of the Benefit Plans can be terminated by the Company within a period of 30 days, without payment of any additional compensation or amount of the additional vesting or acceleration of any such benefits.

         (h) All group health plans of the Company and any ERISA
Affiliate of the Company have been operated in compliance in all material respects with Parts 6 and 7 of Title I of ERISA, to the extent such requirements are applicable. Except to the extent required under ERISA section 601, the Company does not provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

         5.17. TAXES AND RETURNS. (a) The Company and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company is or has been a member (i) have timely filed, or caused to be timely filed all Tax Returns (as hereinafter defined) required to be filed by it (except where such failure to file would not, individually or in the aggregate, have a Company Material Adverse Effect), and (ii) paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes (including, without limitation, in connection with amounts paid or owing to any employee) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financial Statements have been established in accordance with generally accepted accounting principles, consistently applied, or which are being contested in good faith, except where such failure to pay, collect or withhold would not, individually or in the aggregate, have a Company Material Adverse

         Effect. All such Tax Returns were true, correct and complete in all material respects. To the knowledge of the Company, there are no claims or assessments pending against, and received by, the Company for any alleged deficiency in any Tax, and the Company has not been notified in writing of any proposed Tax claims or assessments against the Company (other than in each case, claims or assessments for which adequate reserves in the Company Financial Statements have been established or which are being contested in good faith; provided, that if such claims or assessments are being contested in good faith and are not immaterial in amount, such claims or assessments are set forth in the Company Disclosure Schedule). The Company does not have any waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any material amounts of Taxes shown to be due on any return. To the knowledge of the Company, there are no liens for Taxes on the assets of the Company except for statutory liens for current Taxes not yet due and payable.

         (b) All Taxes of the Company accrued but not yet due are accrued on the Company Financial Statements. The charges, accruals and reserves for such Taxes with respect to the Company (excluding any provision for deferred income taxes) reflected on the books of the Company are adequate to cover such Taxes. No claim has ever been made by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that the Company is or may be subject to Taxes assessed by such jurisdiction. The Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any "closing agreement," as described in
Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (C) any deferred intercompany gain described in Treasury Regulation Sections 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulation Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), (D) any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (E) any prepaid amount received on or prior to the Closing Date. The Company is not a party to or bound by any Tax allocation or Tax sharing agreement, has no current or potential contractual obligation to indemnify any other person with respect to Taxes, and has no liability for the Taxes of any Person other than the Company (A) under Treasury Regulations
Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, or (C) otherwise.

         (c) For purposes of this Agreement, the term "Tax" shall mean any federal, state, local, foreign or provincial income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, alternative or added minimum, ad valorem, withholding, unemployment transfer or excise tax, or any other tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty imposed by any Governmental Authority. The term "Tax Return" shall mean a report, return or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a governmental entity with respect to any Tax, including an information return, claim for refund, amended return or declaration or estimated Tax.

         5.18. ENVIRONMENTAL MATTERS, ETC. (a) (i) The Company is, and within the period of all applicable statutes of limitation has been, in compliance with all Environmental Laws (as hereinafter defined) applicable to any of its current or former operations in all material respects;

                  (ii) (A) The Company holds all Environmental Permits (as hereinafter defined) (each of which is in full force and effect) required for any of its current operations of the Company Business and for any property owned, leased, or otherwise operated by it, and are, and within the period of all applicable statues of limitation have been, in compliance with the terms of all such Environmental Permits in all material respects; and (B) the Company does not have knowledge that any of its Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits required of it for current operations or for any property owned, leased, or otherwise operated by any of them, or for any of its planned operations, will not be timely granted or complied with in any material respect; or any transfer or renewal of, or reapplication for, any Environmental Permit required as a result of the transactions contemplated herein will not be timely effected;

                  (iii) no review by, or approval of, any Governmental Authority or other person is required under any Environmental Law in connection with the execution or delivery by the Company of this Agreement;

                  (iv)  The Company has not received any Environmental
Claim (as hereinafter defined) against it, and the Company has no knowledge of any such Environmental Claim being threatened or contemplated, except for such Environmental Claims which, individually or in the aggregate, have not had a Company Material Adverse Effect; and

                  (v) Hazardous Materials that are reasonably likely to form the basis of any Environmental Claim against the Company are not present on any property owned, leased, or operated by it, except for such Environmental Claims which, individually or in the aggregate, have not had a Company Material Adverse Effect.

         (b) For purposes of this Agreement, the terms below shall have the following meanings:

         "Environmental Claim" means any claim, demand, action, suit, complaint, proceeding, directive, investigation, lien, demand letter, or notice (written or oral) of alleged noncompliance, violation, or liability, by any person or entity asserting liability or potential liability (including without limitation, liability or potential liability for enforcement, investigatory costs, remediation costs, operation and maintenance costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties), regardless of legal theory, arising out of, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or (iii) otherwise relating to obligations or liabilities under any Environmental Law.

         "Environmental Laws" means any and all laws, rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including, without limitation, common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of human health (including, without limitation, employee health and safety) or the environment (including without limitation indoor air, ambient air, surface water, groundwater, land surface, subsurface, strata, or plant or animal species).

         "Environmental Permits" means all permits, licenses, registrations, approvals, exemptions and other filings with or authorizations by any Governmental Authority under any Environmental Law.

         "Hazardous Materials" means all hazardous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof), petroleum products, asbestos, asbestos-containing materials, pollutants, contaminants, radioactivity, electromagnetic fields and all other materials, whether or not defined as such, that are regulated pursuant to any Environmental Laws or that could result in liability under any applicable Environmental Laws.

         5.19 INTELLECTUAL PROPERTY. (a) The Company owns or is licensed to use all patents, trademarks, copyrights, know-how and other product, process and other intellectual property (collectively, the "Intellectual Property") that would reasonably be considered necessary for the conduct of the Company Business. With regard to the Company's registered trademarks and registered copyrights (collectively, the "Registered Property"), all necessary and appropriate filings have been made to fully register such Registered Property with the appropriate authorities in the jurisdictions in which such intellectual property is registered (the "IP Authorities") and such Registered Property are fully registered in such jurisdictions, except where such failures would not constitute, individually or in the aggregate, a Company Material Adverse Effect. The Company has not received any notice from the IP Authorities questioning or otherwise casting doubt upon the registrations of the Registered Property. No claim has been asserted by any person to the ownership of or right to use any Intellectual Property or challenging or questioning the ownership by the Company thereof, and the Company does not know of any valid basis for any such claim or that any such claim has been threatened by a third party. Each of the Intellectual Property is subsisting, and has not been canceled, abandoned or otherwise terminated. The Company does not have any knowledge or notice of any claim that any product, activity or operation of the Company infringes, or will infringe, upon or results, or will result, in the infringement of any Intellectual Property of any third party; and no proceedings have been instituted, are pending or, to the best knowledge of the Company, after due inquiry, are threatened which claim that any product, activity or operation of the Company infringes, or will infringe, upon or results, or will result, in the infringement of any Intellectual Property of any third party. Except with respect to any rights that may have been granted to the United States Government as a result of contractual activities, Company has not previously granted any rights or licenses to any third party with respect to any Intellectual Property. Company is not a party to any agreement pursuant to which the conduct of Company Business requires any payment by Company or any of its customers at any tier, of any royalty or other payment for the use of any third party Intellectual Property.

         (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all of its material Intellectual Property (except Intellectual Property whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Intellectual Property of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of TRW Invention Agreement previously delivered by the Company to Surviving Company, and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Intellectual Property of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of TRW Invention Agreement previously delivered to Surviving Company. Prior to the Closing, TRW will assign to the Company any rights that it obtained pursuant to the execution of TRW Invention Agreements by employees of the Company. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Intellectual Property of the Company.

         5.20. INSURANCE. All the insurable portions of the Company's assets are insured for the Company's benefit under valid and enforceable policies issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the the Company's industry. Exhibit
5.20 sets forth the insurance policies, along with their premiums, coverage and renewal dates, for the Company's assets.

         5.21. U.S. FOREIGN CORRUPT PRACTICES ACT. There have been no violations of the U.S. Foreign Corrupt Practices Act of 1977, as amended, by the Company or any of its agents in connection with the Company.

         5.22. LABOR MATTERS. The Company is not a party to any collective bargaining agreement, memorandum of understanding, settlement or other labor agreement with any union or labor organization and no union or labor agreement with any union or labor organization has been recognized by the Company as an exclusive bargaining representative for employees of the Company. To the knowledge of the Company, there is no current union representation matter involving employees of the Company. To the Company's knowledge, there is no any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of the Company; there is no material labor dispute, strike, picketing or work stoppage, or any lockout, involving employees of the Company pending or, to the Company's knowledge, threatened against or involving the Company. There is no (i) arbitration, unfair labor practice, investigation, employment discrimination or other labor or employment related charge, complaint or claim against the Company pending or, to the Company's knowledge, threatened before any court, arbitrator, mediator or governmental agency or tribunal, or (ii) adjudication by any court, arbitrator, mediator or governmental agency or tribunal that, in the case of either clause (i) or (ii) above, has had a Company Material Adverse Effect.

         5.23. YEAR 2000 COMPLIANCE. (a) The Information Technology (as defined below) of the Company is Year 2000 Compliant (as defined below) and will not cause an interruption in the ongoing operations of the Company Business or give rise to liability, including product liability, due to a problem arising from a failure of the Information Technology relating to Year 2000 Compliance (as defined below), except where such failures individually or in the aggregate, do not constitute a Company Material Adverse Effect. To the Company's knowledge, the Company Disclosure Schedule sets forth correct and complete lists of all of the hardware, software, firmware, network systems, embedded systems, telecommunication systems, and other Information Technology of the Company which is not Year 2000 Compliant.

         (b)   As used in this Agreement, "Year 2000 Compliant" and "Year
2000 Compliance" mean, with respect to Information Technology, that the Information Technology accurately processes date/time data and date-related data (including, but not limited to, calculating, comparing, and sequencing) from, into, and between the twentieth and twenty-first centuries, and during the twenty-first century, the years 1999 and 2000 and leap year calculations, to the extent that Information Technology is used in combination with other Information Technology, such Information Technology properly exchanges date/time data with such other Information Technology.

         (c) As used in this Agreement, "Information Technology" means all owned or used software, hardware, firmware, telecommunications systems, network systems, embedded systems, and other systems or components.

         (d) The Company (i) has made a full and complete assessment of the Year 2000 Issues (as defined below) and (ii) does not reasonably anticipate that Year 2000 Issues associated with its Information Technology will have a Company Material Adverse Effect.

         (e) As used in this Agreement, "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with being Year 2000 Compliant, including the ability of certain computer applications to effectively handle data including dates on and after January 1, 2000.

         5.24 LIABILITIES. The Company Disclosure Schedule sets forth all material indebtedness of the Company for borrowed money, including without limitation any credit facilities, equipment leases, leasing lines of credit and promissory notes, any material assumptions, guarantee or endorsements, or other accommodations of the Company to become responsible for, the obligations of any person, whether formal or informal. For the purposes of this Section 5.24, "material" shall mean any facility, lease, note, instrument, assumption, guarantee, endorsement and the like which is in excess of $25,000, whether or not at the time hereof Company's liability thereunder is in excess of $25,000.

         5.25  ABSENCE OF CHANGES. Since December 31, 1999: (a) the
Company has not (i) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practice (for the purposes of this Section 5.25, "material transaction" and "material action" shall be any transaction or action with a value in excess of $250,000) or (ii) committed to enter into any such transaction or take any such action; and (b) there has not occurred any state of facts, change or event that constitutes a Company Material Adverse Effect.

         5.26 REORGANIZATION REPRESENTATIONS. For the purpose of ensuring that the Merger constitutes a reorganization under Section 368(a)(1) of the Code, TRW and the Company represent and warrant as follows:

     (a) the terms of this Agreement and the related agreements are the product of arms' length negotiations;

     (b) the principal reasons of TRW and the Company for participating in the Merger are bona fide business purposes not related to taxes;

     (c) the Merger will be consummated in compliance with the material terms of the Agreement, none of the material terms and conditions therein have been waived or modified, and neither TRW nor the Company has any plan or intention to waive or modify any such material condition;

     (d) the fair market value of the Surviving Company Series T-1 Preferred Stock received by TRW in the Merger will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by TRW in exchange for its stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     (e) neither TRW nor the Company is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) and (iv) of the Code;

     (f) TRW is not acting as agent for Surviving Company in connection with the Merger or the approval thereof and will accept no reimbursement from Surviving Company for any stock of the Company it may have purchased or for other obligations TRW may have incurred;

     (g) one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Surviving Company Series T-1 Preferred Stock; TRW intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Surviving Company Series T-1 Preferred Stock; and the total fair market value of all consideration other than Surviving Company Series T-1 Preferred Stock received by TRW in the Merger will be less than fifty percent (50%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

     (h) during the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any Such shares have, directly or indirectly, been owned by Surviving Company or, to TRW's or the Company's knowledge, affiliates of Surviving Company;

     (i) there is no intercorporate indebtedness existing between TRW and the Company, Surviving Company and the Company, or Surviving Company and TRW, that was issued, acquired or will be settled at a discount as a result of the Merger;

     (j) TRW and the Company will each pay separately their own expenses relating to the Merger (other than expenses directly related to the transaction within the guidelines set forth in Revenue Ruling 73-54, 1973-1 C.B. 187);

     (k) following the Merger, TRW will comply with the record-keeping and information filing requirements of Treasury Regulations Section 1.368-3;

     (1) the total adjusted basis of the assets of the Company transferred to Surviving Company will equal or exceed the sum of the liabilities assumed by Surviving Company, plus the amount of liabilities, if any, to which the transferred assets are subject;

     (m) the fair market value of the assets of the Company transferred to Surviving Company will equal or exceed the sum of the liabilities assumed by Surviving Company plus the amount of liabilities, if any, to which the transferred assets are subject;

     (n) TRW has no plan or intention to sell, transfer or dispose of to Surviving Company or any "related person" (as such term is defined by Treasury Regulations Section 1.368-1(e)(3)) any Surviving Company stock received in the Merger either directly or through any transaction, agreement or arrangement with any other person;

     (o) the Company is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code and the fair market value of the Company's assets will, at the Effective Time of the Merger, exceed the aggregate liabilities of the Company plus the amount of liabilities, if any, to which such assets are subject;

     (p) the liabilities of the Company assumed by Surviving Company and to which the transferred assets of the Company are subject were incurred by the Company in the ordinary course of its business;

     (q) other than in the ordinary course of business or pursuant to its obligations under this Agreement, the Company has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger or during the period ending at the Effective Time of the Merger and beginning with the commencement of negotiations (whether formal or informal) with Parent regarding the Merger (the "Pre-Merger Period");

     (r) at the Effective Time of the Merger, the Company will have no outstanding equity interests other than those set forth in Section 5.01 of this Agreement and only TRW has owned equity interests of the Company during the Pre-Merger Period;

     (s) the Company has made no extraordinary distributions within the meaning of Temporary Treasury Regulations Section 1.368-IT(e) with respect to its stock, prior to and in connection with the Merger; and

     (t) prior to and in connection with the Merger, the Company has not redeemed any Company stock and no "related person" with respect to the Company, as such term is defined by Treasury Regulations Section 1.368-1(e)(3) (without regard to Section 1.368-1 (e)(3)(i)(A)), has purchased any Company stock.

                                    ARTICLE 6

                INVESTMENT REPRESENTATIONS AND WARRANTIES OF TRW

         TRW hereby represents and warrants to Surviving Company that at the time of this Agreement and as of the Closing Date:

         6.01. INVESTMENT. TRW is acquiring the TRW Shares for its own account, for investment, and not with a view to any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         6.02. RESTRICTIONS ON TRANSFER. TRW understands that because the
TRW Shares have not been registered under the Securities Act, it cannot dispose of any or all of the TRW Shares unless such TRW Shares are subsequently registered under the Securities Act or exemptions from such registration are available. TRW acknowledges and understands that it has no independent right to require Surviving Company to register the TRW
Shares. TRW is aware that Surviving Company may not accomplish a public offering of its stock. TRW further understands that Surviving Company may, as a condition to the transfer of any of the TRW Shares, require that the request for transfer be accompanied by opinion of counsel, in form and substance satisfactory to Surviving Company, to the effect that the proposed transfer does not result in violation of the Securities Act, unless such transfer is covered by an effective registration statement under the Securities Act. TRW understands that each certificate representing the TRW Shares will bear the following legend or one substantially similar thereto:

         The shares represented by this certificate have not been registered under the Securities Act of 1933. These shares have been acquired for investment and not with a view to distribution or resale, and may not be sold, mortgaged, pledged, hypothecated or otherwise transferred without an effective registration statement for such shares under the Securities Act of 1933, or an opinion of counsel satisfactory to the corporation that registration is not required under such Act.

         6.03. SOPHISTICATION. TRW is knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of loss of its investment in Surviving Company, has been granted the opportunity to make a thorough investigation of the affairs of Surviving Company, and has availed itself of such opportunity either directly or through its authorized representative.

         6.04. PRIVATE OFFERING. TRW has been advised that the TRW Shares have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that Surviving Company in issuing the TRW Shares is relying upon, among other things, the representations and warranties of TRW contained in this Article 6 in concluding that each such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

         6.05. ACCREDITED INVESTOR. TRW is an "accredited investor" within the meaning of Rule 501 under the Securities Act.

         6.06 DISCLOSURE OF INFORMATION. TRW believes that it has received all the information it considers necessary or appropriate for deciding whether to acquire the TRW Shares. TRW further represents that it has had the opportunity to ask questions and receive answers from Surviving Company regarding the business, properties, prospects and financial condition of Surviving Company.

                                    ARTICLE 7
               REPRESENTATIONS AND WARRANTIES OF SURVIVING COMPANY

         Surviving Company hereby represents and warrants to TRW and the Company that at the time of this Agreement and as of the Closing Date except as set forth in the correspondingly numbered Sections of the Surviving Company Disclosure Schedule, attached hereto (the "Surviving Company Disclosure Schedule"):

         7.01. CAPITALIZATION OF SURVIVING COMPANY. The authorized capital stock of the Surviving Company consists of 49,640,531 shares of Common Stock, par value $0.001 per share (the "Surviving Company Common"), and 37,580,752 shares of Preferred Stock, designated as follows: 1,705,000 authorized shares of Series A Preferred Stock, 3,525,000 authorized shares of Series B Preferred Stock, 3,000,000 authorized shares of Series C Preferred Stock, 2,750,000 authorized shares of Series D Preferred Stock, 10,100,752 authorized shares of Series E Preferred Stock and 16,500,000 authorized shares of Series F Preferred Stock. There are issued and outstanding as of the date hereof 1,367,010 shares of Surviving Company Common, 1,705,000 shares of Series A Preferred Stock, 3,465,610 shares of Series B Preferred Stock, 2,733,669 shares of Series C Preferred Stock, 2,688,682 shares of Series D Preferred Stock, 9,926,752 shares of Series E Preferred Stock and 13,825,619 shares of Series F Preferred Stock (collectively, along with the Series G Stock referenced below, the "Outstanding Surviving Company Shares"). In addition, 9,798,605 shares of Surviving Company's Series G Preferred Stock, par value $0.001 per share ("Series G Stock") will be issued prior to the Effective Time (the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Stock are herein referred to as the "Surviving Company Preferred Stock"). At the Effective Time, each share of Surviving Company Preferred Stock will be convertible into one share of Surviving Company Common. All of the Outstanding Surviving Company Shares are or will be validly issued, fully paid, and nonassessable and have not been or will not be issued in violation of the preemptive rights of any person, and have been issued in accordance with applicable state, federal and foreign securities laws. Appropriate Form D filings and related state securities filings have been, or will be, made in connection with the offer and sale of all of the Surviving Company Preferred Stock. Except for the employee stock options of Surviving Company representing the rights to acquire a total of 6,526,212 shares of Surviving Company Common and warrants of Surviving Company representing the rights to acquire a total of 863,954 shares of Surviving Company Preferred Stock or 892,240 shares of Surviving Company Common (on an as converted basis), there are no existing options, warrants, rights, calls, or commitments of any kind obligating Surviving Company to issue or otherwise transfer any of its capital stock. The Surviving Company Disclosure Schedule contains a complete listing as of the date hereof of all options and warrants, their exercise prices, the dates of grant, the holders thereof and whether such options and warrants are exercisable. Except as described in this Agreement, there are no contracts, commitments, agreements, understandings, arrangements or restrictions to which Surviving Company is a party or by which it is bound relating to any shares of capital stock or other securities of Surviving Company, whether or not outstanding.

         7.02. ORGANIZATION AND GOOD STANDING. Surviving Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on the business of the development, design, production and marketing of millimeter wave outdoor units, radio frequency heads, transceiver modules and specialized antennas (the "Surviving Company Business"). Surviving Company is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Surviving Company Material Adverse Effect (it being understood that, for purposes of this Agreement, any state of facts, change, event or inaccuracy (or the effects thereof) will be deemed to have and constitute a Surviving Company Material Adverse Effect if it has had, or would reasonably be expected to have, a material adverse effect on the business, assets, financial condition or results of operations of Surviving Company) or prevent or delay the consummation of the transactions contemplated hereby.

         7.03. FINANCIAL STATEMENTS. Attached hereto as Exhibit 7.03 are Surviving Company's audited consolidated balance sheets, as of June 30, 1999, and the related audited statements of earnings for the year then ended, as well as its unaudited quarterly consolidated balance sheets, as of December 31, 1999, and the related unaudited statements of earnings for the six months then ended (hereinafter collectively referred to as the "Surviving Company Financial Statements"). The Surviving Company Financial Statements are complete and accurate and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis and present fairly the financial position and results of operation of Surviving Company as at the respective dates and for the periods reflected thereon. As of December 31, 1999, Surviving Company did not have any material liabilities or obligations of any nature, absolute, contingent or otherwise, not properly reflected or reserved against in the Surviving Company Financial Statements as of that date that are required to be reported in such balance sheets in accordance with generally accepted accounting principles. Surviving Company does not now have any liabilities except those reflected or reserved against in such Surviving Company Financial Statements, those incurred since December 31, 1999, in the ordinary course of business, or those which would not constitute a Surviving Company Material Adverse Effect. There are no material changes to Surviving Company's financial condition, and Surviving Company has operated in the ordinary course of business, consistent with past practice, since December 31, 1999.

         7.04. SUBSIDIARIES AND MINORITY INTERESTS. Except as set forth on the Surviving Company Disclosure, Surviving Company does not have any subsidiaries or, directly or indirectly, equity investments (other than investments as part of a Benefit Plan in the ordinary course of business) in any other person. To the extent that Suviving Company does have a subsidiary, such subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization and has all requisite corporate power and authority and any necessary governmental approval to own, lease and operate its properties and to carry on such subsidiary's business. Such subsidiary is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Surviving Company Material Adverse Effect. Except as set forth on the Surviving Company Disclosure Schedule, Surviving Company's subsidiary has no operations and has no assets.

         7.05. AUTHORIZATION; BINDING AGREEMENT. Except for the approval of its shareholders of the transactions contemplated hereby, Surviving Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Surviving Company's Board of Directors and, except for the approval of Surviving Company's shareholders, no other corporate proceedings on the part of Surviving Company are necessary to authorize the execution and delivery of this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Surviving Company and constitutes the legal, valid and binding agreement of Surviving Company, enforceable against Surviving Company in accordance with its terms.

         7.06. GOVERNMENTAL APPROVALS. No Consent of any Governmental
Authority, on the part of Surviving Company is required to be obtained, made or given by Surviving Company in connection with the execution, delivery or performance by Surviving Company of this Agreement or the consummation by Surviving Company of the transactions contemplated hereby other than (i) filings under the HSR Act and similar foreign requirements, to the extent such filings are required, (ii) such filings as may be required in any jurisdiction where Surviving Company is qualified or authorized to do business as a foreign corporation in order to maintain such qualification or authorization and (iii) those Consents that, if they were not obtained or made, individually or in the aggregate, would not have a Surviving Company Material Adverse Effect, or prevent or materially delay consummation of the transactions contemplated herein or Surviving Company from performing in all material respects its obligations under this Agreement.

         7.07. NO VIOLATIONS. The execution, delivery and performance by Surviving Company of this Agreement, the consummation by Surviving Company of the transactions contemplated hereby and compliance by Surviving Company with any of the provisions hereof will not (i) conflict with or result in any breach of any provision of the Articles of Incorporation or Bylaws of Surviving Company, (ii) require any Consent under or result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any material contract of Surviving Company, (iii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) or result in the loss of a material benefit under, or give rise to any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Surviving Company pursuant to, any note, bond, mortgage, indenture, contract (other than contracts terminable at will), agreement, lease, license, permit, franchise or other instrument or obligation to which Surviving Company is a party or by which Surviving Company or its properties are bound, (iv) result in the creation or imposition of any lien or encumbrance of any kind upon any of the assets of Surviving Company or (v) subject to obtaining the Consents from Governmental Authorities referred to in Section 7.06 hereof, contravene any applicable provision of any Law to which Surviving Company or its assets or properties are subject, except in cases of clauses (ii), (iii) and (iv) as would not have a Surviving Company Material Adverse Effect.

         7.08 WARRANTIES. The Surviving Company has issued no warranties other than in connection with the Surviving Company Business. All warranties that have been issued by Surviving Company in connection with the Surviving Company Business are consistent with those offered in the same industry. All warranty claims are consistent with past practice of Surviving Company. Except for claims which individually or in the aggregate will not consitute a Surviving Company Material Adverse Effect, there is no claim against Surviving Company in connection with all items previously sold, or services previously provided, by Surviving Company related to the Surviving Company Business (the "Surviving Company Products") that has not been fully reserved therefor on the Surviving Company Financial Statements, and, to the best of Surviving Company's knowledge after due inquiry, there is no basis for any such claim on account of defective products heretofore designed, developed, manufactured, distributed or sold which is not consistent with past practices of Surviving Company.

         7.09. LITIGATION. There are no actions, claims, investigations or proceedings pending against Surviving Company before any court or governmental agency or authority, domestic or foreign, and, to the best knowledge of Surviving Company, after due inquiry, no actions, suits, claims or investigations have been threatened. Surviving Company does not know of any valid basis for any such action, proceeding, claim or investigation that (i) involves any claim not fully covered by insurance or provided for by adequate reserves (and which insurance coverage or reserves are being transferred to Surviving Company), (ii) questions or challenges the validity of this Agreement or any action taken or to be taken by Surviving Company pursuant to this Agreement or in connection with the transactions contemplated hereby, or (iii) involves any violation of any law, rule, regulation, bylaw or ordinance relating to the protection of the environment with regard to the Surviving Company Business. Surviving Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding that has had or that can reasonably be expected to have a material adverse effect on the Surviving Company Business or on its ability to consummate the transactions contemplated hereby. Surviving Company is not in default with respect to any order, injunction or decree of any governmental or regulatory agency or authority, domestic or foreign.

         7.10 CONDITION AND SUFFICIENCY OF SURVIVING COMPANY'S ASSETS. Except where such condition or sufficiency would not constitute, individually or in the aggregate, a

Surviving Company Material Adverse Effect, Surviving Company's physical assets are sufficient for the operation of the Surviving Company Business as presently conducted, are in good condition and repair for their intended use in the ordinary course of business and conform in all material respects with all applicable ordinances, regulations and other laws and there are no known latent defects therein.

         7.11. ZONING. Any real property owned or leased by Surviving Company is zoned for the Surviving Company Business.

         7.12. NO DEFAULTS. Surviving Company has performed in all material respects all obligations required to be performed by it and is not in default under any agreement, operating lease, loan agreement or other document to which it is a party or by which any of its assets are bound, has not received notice of any claim or default or facts or circumstances that would constitute, individually or in the aggregate, a Surviving Company Material Adverse Effect.

         7.13. TITLE TO PROPERTIES; LIENS. Surviving Company owns outright all property and assets of every nature reflected in the Surviving Company Financial Statements, all subject to no Liens, except for Liens that do not, in the aggregate, in any material respect detract from the value of the asset encumbered or interfere with or impair the present and continued use thereof in the normal course of business or the purposes for which the asset was acquired.

         7.14. CONTRACTS AND COMMITMENTS. Surviving Company is not a party to any written or oral contract, commitment, agreement, indenture or other contractual obligation by which it or any of its assets are bound that is material (for the purposes of this Section 7.14, "material" shall be defined as an obligation on the part of any party thereto in excess of U.S.$250,000) or that relates to (i) matters that are material to and not in the ordinary course of business, consistent with past practices, of Surviving Company; (ii) capital expenditures that are material to and are not in the ordinary course of business, consistent with past practices, of Surviving Company; (iii) any obligation of Surviving Company to make any contributions or dedication of money or land; or (iv) any contract to which any director, officer, employee or stockholder of Surviving Company is a party. Except where such deviations would not constitute, individually or in the aggregate, a Surviving Company Material Adverse Effect, all of Surviving Company's contracts are valid and in full force and effect and, to the best knowledge of Surviving Company, after due inquiry, neither Surviving Company nor other party to the contract has breached any material provision of, is in violation or in default in any material respect under the terms of, and no event has occurred which with the lapse of time or action by a party or both would result in a violation or default in any material respect under the terms of, or acceleration of any payments due under, any such contract.

         7.15. PERMITS. Surviving Company has all Permits necessary or appropriate to conduct the Surviving Company Business, except where such failure to have would not constitute, individually or in the aggregate, a Surviving Company Material Adverse Effect. All such Permits are valid and subsisting and in full force and effect, except where such failures would not constitute, individually or in the aggregate, a Surviving Company Material Adverse Effect. There are no proceedings pending, or, to the best knowledge of Surviving

Company, after due inquiry, threatened that seek the revocation, cancellation, suspension or adverse modification of any such Permit or conditions that would reasonably be expected to give rise to such a proceeding.

         7.16. EMPLOYEE BENEFIT PLANS. (a) The Surviving Company Disclosure Schedule contains a complete and accurate list of all material Benefit Plans (as hereinafter defined) maintained or contributed to by Surviving Company. A "Benefit Plan" shall include (i) an employee benefit plan as defined in Section 3(3) of ERISA, even if, because of some other provision of ERISA, such plan is not subject to any or all of ERISA's provisions, and (ii) whether or not described in the preceding clause, any material pension, profit sharing, severance, employment, change-in-control, bonus, stock bonus, deferred or supplemental compensation, retirement, thrift, stock purchase or stock option plan or any other material compensation, welfare, fringe benefit or retirement plan, perquisite arrangement, program, policy or arrangement including any funding mechanism now in effect or required as a result of this Agreement or otherwise, whether formal or informal, oral or written, legally binding or not, which Surviving Company maintains or administers, or to which Surviving Company contributes or is required to contribute, or with respect to which Surviving Company has incurred or would reasonably be expected to incur any present or future obligation; provided that Benefit Plans shall not include any Multiemployer Plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

         (b) With respect to each material Benefit Plan, Surviving Company has delivered or made available to the Company a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent IRS determination letter, if applicable; (iii) any summary plan; and (iv) (A) the most recent Form 5500 and attached schedules, to the extent required to be filed by ERISA or the Code, (B) the most recent audited financial statements, with attached opinions of independent accountants,
(C) the most recent actuarial valuation reports, and (D) the most recent Form PBGC-1 for any Benefit Plan required to file such Form. The financial statements so delivered fairly present in all material respects the financial condition and the results of operations of each of such plans as of such date, in accordance with generally accepted accounting principles.

         (c) (i) Each Benefit Plan has been established and administered in accordance with its terms, applicable provisions of ERISA, the Code, and other applicable laws, rules and regulations; each Benefit Plan which is intended to be qualified within the meaning of Code section 401(a) has received a favorable determination letter as to its qualification, and to the knowledge of Surviving Company nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification; (iii) to the knowledge of Surviving Company no event has occurred and no condition exists that would subject Surviving Company, either directly or by reason of their affiliation with an ERISA Affiliate of Surviving Company, as hereinafter defined, to any material (individually or in the aggregate) tax, fine, lien or penalty imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each material Benefit Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; and (v) no "reportable event" (as such term is defined in ERISA section
4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975), "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) or failure to make by its due date a required installment under Code section 412(m) has occurred with respect to any Benefit Plan or any other plan maintained for employees of any ERISA Affiliate of Surviving Company. "ERISA Affiliate," as applied to any person, means (i) any corporation which is a member of a controlled group of corporations within the meaning of Code section 414(b) of which that person is a member, (ii) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Code section 414(c) of which that person is a member, and (iii) any member of an affiliated service group within the meaning of Code section 414(m) and (o) of which that person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is a member.

         (d) No plan listed in the Surviving Company Disclosure Schedule is a "Multiemployer Plan". Surviving Company has never contributed to or had an obligation to contribute to any Multiemployer Plan. No ERISA Affiliate of the Company has withdrawn from any such Multiemployer Plan in a complete or partial withdrawal under Subtitle E of Title IV of ERISA with respect to which there is any outstanding liability as of the date hereof, or received notice from any such Multiemployer Plan that it is in reorganization or insolvency pursuant to ERISA sections 4241A or 4045 or that it intends to terminate or has terminated under ERISA section 4041 or 4042.

         (e) With respect to any Benefit-Plan, (i) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or, to the knowledge of Surviving Company, threatened, and (ii) no facts or circumstances exist, to the knowledge of Surviving Company, that would reasonably be expected to give rise to any such actions, suits or claims.

         (f) No Benefit Plan or other agreement exists that would reasonably be expected to result in the payment to any present or former employee of Surviving Company of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Surviving Company as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

         (g) Each of the Benefit Plans can be terminated by Surviving Company within a period of 30 days, without payment of any additional compensation or amount of the additional vesting or acceleration of any such benefits.

         (h) All group health plans of Surviving Company and any ERISA Affiliate of Surviving Company have been operated in compliance in all material respects with Parts 6 and 7 of Title I of ERISA, to the extent such requirements are applicable. Except to the extent required under ERISA section 601, Surviving Company does not provide health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employees.

         7.17. TAXES AND RETURNS. (a) Surviving Company and any consolidated, combined, unitary or aggregate group for tax purposes of which Surviving Company is or has been a -member have (i) timely filed, or caused to be timely filed all Tax Returns required to be filed by it (except where such failure to file would not, individually or in the aggregate, have a Surviving Company Material Adverse Effect), and (ii) paid, collected or withheld, or caused to be paid, collected or withheld, all Taxes (including, without limitation, in connection with amounts paid or owing to any employee) required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Surviving Company Financial Statements have been established in accordance with generally accepted accounting principles, consistently applied, or which are being contested in good faith, except where such failure to pay, collect or withhold would not, individually or in the aggregate, have a Surviving Company Material Adverse Effect. All such Tax Returns were true, correct and complete in all material respects. To the knowledge of Surviving Company, there are no claims or assessments pending against, and received by, Surviving Company for any alleged deficiency in any Tax, and Surviving Company has not been notified in writing of any proposed Tax claims or assessments against Surviving Company (other than in each case, claims or assessments for which adequate reserves in the Surviving Company Financial Statements have been established or which are being contested in good faith; provided, that if such claims or assessments are being contested in good faith and are not immaterial in amount, such claims or assessments are set forth in the Surviving Company Disclosure Schedule). Surviving Company does not have any waivers or extensions of any applicable statute of limitations to assess any Taxes. There are no outstanding requests by Surviving Company for any extension of time within which to file any Tax Return or within which to pay any material amounts of Taxes shown to be due on any return. To the knowledge of Surviving Company, there are no liens for Taxes on the assets of Surviving Company except for statutory liens for current Taxes not yet due and payable.

         (b) All Taxes of Surviving Company accrued but not yet due are accrued on Surviving Company Financial Statements. The charges, accruals and reserves for such Taxes with respect to Surviving Company (excluding any provision for deferred income taxes) reflected on the books of Surviving Company are adequate to cover such Taxes. No claim has ever been made by a Governmental Authority in a jurisdiction where Surviving Company does not file Tax Returns that Surviving Company is or may be subject to Taxes assessed by such jurisdiction. Surviving Company will not be required to include any amount in taxable income or exclude any item of deduction or loss from taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (A) a change in method of accounting for a taxable period ending on or prior to the Closing Date, (B) any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), (C) any deferred intercompany gain described in Treasury Regulation Sections 1.1502-13 or former Treasury Regulations Section 1.1502-14 or any excess loss account described in Treasury Regulation Sections 1.1502-19 and 1.1502-32 (or any corresponding or similar provision or administrative rule of federal, state, local or foreign income tax law), (D) any sale reported on the installment method where such sale occurred on or prior to the Closing Date, or (E) any prepaid amount received on or prior to the Closing Date. Surviving Company is not a party to or bound by any Tax allocation or Tax sharing agreement, has no current or potential contractual obligation to indemnify any other person with respect to Taxes, and has no liability for the Taxes of any Person other than Surviving Company (A) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law), (B) as a transferee or successor, or
(C) otherwise.

         7.18. ENVIRONMENTAL MATTERS, ETC. (a) Surviving Company is, and within the period of all applicable statutes of limitation has been, in compliance with all Environmental Laws applicable to any of its current or former operations in all material respects;

         (b) (i) Surviving Company holds all Environmental Permits (each of which is in full force and effect) required for any of its current operations of the Surviving Company Business and for any property owned, leased, or otherwise operated by it, and are, and within the period of all applicable statues of limitation have been, in compliance with the terms of all such Environmental Permits in all material respects; and (ii) Surviving Company does not have knowledge that any of its Environmental Permits will not be, or will entail material expense to be, timely renewed or complied with; any additional Environmental Permits required of it for current operations or for any property owned, leased, or otherwise operated by any of them, or for any of its planned operations, will not be timely granted or complied with in any material respect; or any transfer or renewal of, or reapplication for, any Environmental Permit required as a result of the transactions contemplated herein will not be timely effected;

         (c) no review by, or approval of, any Governmental Authority or other person is required under any Environmental Law in connection with the execution or delivery by Surviving Company of this Agreement;

         (d) Surviving Company has not received any Environmental Claim against it, and the Company has no knowledge of any such Environmental Claim being threatened or contemplated, except for such Environmental Claims which, individually or in the aggregate, have not had a Surviving Company Material Adverse Effect; and

         (e) Hazardous Materials that are reasonably likely to form the basis of any Environmental Claim against Surviving Company are not present on any property owned, leased, or operated by it, except for such Environmental Claims which, individually or in the aggregate, have not had a Surviving Company Material Adverse Effect.

         7.19 INTELLECTUAL PROPERTY. (a) Surviving Company owns or is licensed to use all Intellectual Property that would reasonably be considered necessary for the conduct of the Surviving Company Business. With regard to Surviving Company's Registered Property, all necessary and appropriate filings have been made to fully register such Registered Property with the IP Authorities and such Registered Property are fully registered in such jurisdictions, except where such failures would not constitute, individually or in the aggregate, a Surviving Company Material Adverse Effect. Surviving Company has not received any notice from the IP Authorities questioning or otherwise casting doubt upon the registrations of the Registered Property. No claim has been asserted by any person to the ownership of or right to use any Intellectual Property or challenging or questioning the ownership by Surviving Company thereof, and Surviving Company does not know of any valid basis for any such claim or that any such claim has been threatened by a third party. Each of the Intellectual Property is subsisting, and has not been canceled, abandoned or otherwise terminated. Surviving Company does not have any knowledge or notice of any claim that any product, activity or operation of Surviving Company infringes, or will infringe, upon or results, or will result, in the infringement of any Intellectual Property of any third party; and no proceedings have been instituted, are pending or, to the best knowledge of Surviving Company, after due inquiry, are threatened which claim that any product, activity or operation of the Surviving Company infringes, or will infringe, upon or results, or will result, in the infringement of any Intellectual Property of any third party. Except with respect to any rights that may have been granted to the United States Government as a result of contractual activities, Surviving Company has not previously granted any rights or licenses to any third party with respect to any Intellectual Property. Surviving Company is not a party to any agreement pursuant to which the conduct of Surviving Company Business requires any payment by Surviving Company or any of its customers at any tier, of any royalty or other payment for the use of any third party Intellectual Property.

         (b) Surviving Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all of its material Intellectual Property (except Intellectual Property whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, all current and former employees of Surviving Company who are or were involved in, or who have contributed to, the creation or development of any material Intellectual Property of the Company have executed and delivered to Surviving Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by Surviving Company to the Company, and (ii) all current and former consultants and independent contractors to Surviving Company who are or were involved in, or who have contributed to, the creation or development of any material Intellectual Property of Surviving Company have executed and delivered to Surviving Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to the Company. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Intellectual Property of Surviving Company.

         7.20. INSURANCE. All the insurable portions of Surviving Company's assets are insured for Surviving Company's benefit under valid and enforceable policies issued by insurers of recognized responsibility in amounts and against such risks and losses as is customary in the the Company's industry. Exhibit 7.20 sets forth the insurance policies, along with their premiums, coverage and renewal dates, for Surviving Company's assets.

         7.21. U.S. FOREIGN CORRUPT PRACTICES ACT. There have been no violations of the U.S. Foreign Corrupt Practices Act of 1977, as amended, by Surviving Company or any of its agents in connection with Surviving Company.

         7.22. LABOR MATTERS. Surviving Company is not a party to any collective bargaining agreement, memorandum of understanding, settlement or other labor agreement with any union or labor organization and no union or labor agreement with any union or labor organization has been recognized by Surviving Company as an exclusive bargaining representative for employees of Surviving Company. To the knowledge of Surviving Company, there is no current union representation matter involving employees of Surviving Company. To Surviving Company's knowledge, there is no any significant activity or proceeding of any labor organization (or representative thereof) or employee group to organize any employees of Surviving Company; there is no material labor dispute, strike, picketing or work stoppage, or any lockout, involving employees of Surviving Company pending or, to Surviving Company's knowledge, threatened against or involving Surviving Company. There is no (i) arbitration, unfair labor practice, investigation, employment discrimination or other labor or employment related charge, complaint or claim against Surviving Company pending or, to Surviving Company's knowledge, threatened before any court, arbitrator, mediator or governmental agency or tribunal, or (ii) adjudication by any court, arbitrator, mediator or governmental agency or tribunal that, in the case of either clause
(i) or (ii) above, has had a Surviving Company Material Adverse Effect.

         7.23. YEAR 2000 COMPLIANCE. (a) The Information Technology of
Surviving Company is Year 2000 Compliant and will not cause an interruption in the ongoing operations of the Surviving Company Business or give rise to liability, including product liability, due to a problem arising from a failure of the Information Technology relating to Year 2000 Compliance, except where such failures individually or in the aggregate, do not constitute a Surviving Company Material Adverse Effect. To Surviving Company's knowledge, the Surviving Company Disclosure Schedule sets forth correct and complete lists of all of the hardware, software, firmware, network systems, embedded systems, telecommunication systems, and other Information Technology of Surviving Company which is not Year 2000 Compliant.

         (b) Surviving Company (i) has made a full and complete assessment of the Year 2000 Issues and (ii) does not reasonably anticipate that Year 2000 Issues associated with its Information Technology will have a Surviving Company Material Adverse Effect.

         7.24 LIABILITIES. The Surviving Company Disclosure Schedule sets forth all material indebtedness of Surviving Company for borrowed money, including without limitation any credit facilities, equipment leases, leasing lines of credit and promissory notes, any material assumptions, guarantee or endorsements, or other accommodations of Surviving Company to become responsible for, the obligations of any person, whether formal or informal. For the purposes of this Section 7.24, "material" shall mean any facility, lease, note, instrument, assumption, guarantee, endorsement and the like which is in excess of $25,000, whether or not at the time hereof Surviving Company's liability thereunder is in excess of $25,000.

         7.25 ABSENCE OF CHANGES. Since December 31, 1999: (a) Surviving Company has not (i) entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practice (for the purposes of this Section 7.25, "material transaction" and "material action" shall be any transaction or action with a value in excess of $250,000) or (ii) committed to enter into any such transaction or take any such action; and (b) there has not occurred any state of facts, change or event that constitutes a Surviving Company Material Adverse Effect.

         7.26. EXEMPT FROM REGISTRATION. The issuance of the TRW Shares will be exempt from the registration requirements of the Securities and Exchange Commission (the "SEC") and of any state or foreign securities agencies. No filings, notices or other actions are required with the SEC or any foreign or state securities agency in connection with the issuance of the TRW Shares, other than post-issuance notices by Surviving Company pursuant to Regulation D promulgated under the Securities Act and similar state securities filings. When issued, the TRW Shares will be validly issued, fully paid, and nonassessable and will not have been issued in violation of the preemptive rights of any person.

         7.27 REORGANIZATION REPRESENTATIONS. For the purpose of ensuring that the Merger constitutes a reorganization under Section 368(a)(1) of the Code, Surviving Company represents and warrants as follows:

     (a) the terms of this Agreement and the related agreements are the product of arms' length negotiations;

     (b) Surviving Company's principal reasons for participating in the Merger are bona fide business purposes not related to taxes;

     (c) the Merger will be consummated in compliance with the material terms of the Agreement, none of the material terms and conditions therein have been waived or modified, and Surviving Company has no plan or intention to waive or modify any such material condition;

     (d) the fair market value of the Surviving Company Series T-1 Preferred Stock received by TRW in the Merger will be approximately equal to the fair market value of the stock of the Company surrendered in exchange therefor, and the aggregate consideration received by TRW in exchange for its stock of the Company will be approximately equal to the fair market value of all of the outstanding shares of stock of the Company immediately prior to the Merger;

     (e) Surviving Company is not an "investment company" within the meaning of
         Section 368(a)(2)(F)(iii) and (iv) of the Code;

     (f) TRW is not acting as agent for Surviving Company in connection with the Merger or the approval thereof and Surviving Company will not reimburse TRW for any stock of the Company it may have purchased or for other obligations TRW may have incurred;

     (g) one hundred percent (100%) of the shares of stock of the Company outstanding immediately prior to the Merger will be exchanged solely for shares of Surviving Company Series T-1 Preferred Stock; Surviving Company intends that no consideration be paid or received (directly or indirectly, actually or constructively) for shares of stock of the Company other than shares of Surviving Company Series T-1 Preferred Stock; and the total fair market value of all consideration other than Surviving Company Series T-1 Preferred Stock paid to TRW in the Merger will be less than fifty percent (50%) of the aggregate fair market value of stock of the Company outstanding immediately prior to the Merger;

     (h) during the past five (5) years, none of the outstanding shares of capital stock of the Company, including the right to acquire or vote any such shares have, directly or indirectly, been owned by Surviving Company or, to Surviving Company's knowledge, affiliates of Surviving Company;

     (i) there is no intercorporate indebtedness existing between TRW and the Company, Surviving Company and the Company, or Surviving Company and TRW, that was issued, acquired or will be settled at a discount as a result of the Merger;

     (j) Surviving Company will pay separately its own expenses relating to the Merger (other than expenses directly related to the transaction within the guidelines set forth in Revenue Ruling
         73-54, 1973-1 C.B. 187);

     (k) following the Merger, Surviving Company will comply with the record-keeping and information filing requirements of Treasury Regulations Section 1.368-3;

     (1) the total adjusted basis of the assets of the Company transferred to Surviving Company will equal or exceed the sum of the liabilities assumed by Surviving Company, plus the amount of liabilities, if any, to which the transferred assets are subject;

     (m) the fair market value of the assets of the Company transferred to Surviving Company will equal or exceed the sum of the liabilities assumed by Surviving Company plus the amount of liabilities, if any, to which the transferred assets are subject;

     (n) Surviving Company has no obligation, understanding, plan or intention to sell or otherwise dispose of any of the assets of the Company acquired in the transaction, except for dispositions made in the ordinary course of business or transfers described in Section 368(a)(2)(C) of the Code and Treasury Regulations Section 1.368-2(k)(1);

     (o) Surviving Company will continue the historic business or the Company or use a significant portion of the Company's historic business assets in a business following the Merger;

     (q) Surviving Company has no plan or intention to reacquire any of its stock issued in the Merger; and

     (r) except for repurchases or redemptions of Surviving Company stock that:
         (1) are consistent with past practices and pursuant to pre-existing, seasoned and systematic purchase programs that were not created or modified in connection with the Merger; or (2) are made in connection with the termination of employees in the ordinary course of business, neither Surviving Company nor any "related person" with respect to Surviving Company (as such term is defined by Treasury Regulations
         Section 1.368-l(e)(3)) will repurchase or redeem any of the Surviving Company stock to be issued to TRW in connection with the Merger either directly or through any transaction, agreement or arrangement with any other person.

                                    ARTICLE 8
                   ADDITIONAL COVENANTS OF THE COMPANY AND TRW

         The Company and TRW covenant and agree as follows:

         8.01. CONDUCT OF BUSINESS OF THE COMPANY. (a) During the period from the date of this Agreement to the Effective Time, (i) the Company shall conduct the Company Business in the ordinary course and consistent with past practice, and the Company shall use commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and preserve intact the present commercial relationships of the Company with all persons with whom it does business and (ii) without limiting the generality or effect of the foregoing, the Company will not (except as contemplated by the financial adjustments described in Section 5.03 hereof):

                  (A) amend or propose to amend its Articles of Incorporation or Bylaws (or comparable governing instruments), except as contemplated by this Agreement;

                  (B) except as provided herein, authorize for issuance, issue, deliver, grant, sell, pledge, dispose of or propose to issue, deliver, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Company including, but not limited to, stock appreciation rights, phantom stock, any securities convertible into or exchangeable for shares of stock of any class of the Company;

                  (C) split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any shares of its capital stock or other securities;

                  (D) (a) other than in the ordinary course of business consistent with past practice, (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations of any person or (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (b) acquire the stock or the assets of, whether by merger, consolidation or otherwise, any other person;
         (c) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and in a manner consistent with past practice; (d) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to the Company other than sales of products in the ordinary course of business and in a manner consistent with past practice; (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person; or (f) enter into a commitment to make any single capital expenditure which is in excess of $250,000 or enter into commitments to make capital expenditures (during any two-month period) which are, in the aggregate, in excess of $750,000 for the Company (provided that, prior to the Closing, TRW shall purchase on behalf of the Company the H-P test set previously disclosed to Surviving Company);

                  (E) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than increases in salaries of employees made in the ordinary course of business consistent with past practice;

                  (F) except as may be required as a result of a change in Law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                  (G) make any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability, or waive any statute of limitations for any Tax claim or assessment or change its fiscal year;

                  (H) settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

                  (I) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company (other than the Merger);

                  (J) pay, discharge, satisfy or materially change the terms of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (a) in the ordinary course of business of liabilities reflected or reserved against in the financial statements of the Company or incurred in the ordinary course of business and (b) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof;

                  (K) permit any material insurance policy naming the Company as a beneficiary or a loss payable payee to be cancelled or terminated without the prior consent of the Company, except in the ordinary course of business;

                  (L) directly or indirectly, solicit or encourage any proposal from, or provide any financial or statistical data with respect to the Company or its business or assets to any other person or entity, for the acquisition of all or any substantial portion of the business, assets, or common stock or other securities of the Company without the prior written consent of Surviving Company; or

                  (M) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Section 8.01 (a).

         (b) The Company shall use commercially reasonable efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Permits necessary for, or otherwise material to, such business.

         8.02. NOTIFICATION OF CERTAIN MATTERS. The Company or TRW, as applicable, shall give prompt notice to Surviving Company if any of the following occur after the date of this Agreement and prior to the Closing Date:
(i) receipt by the Company or TRW of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) the occurrence of an event which would or would be reasonably likely in the future to cause any condition (as set forth in Article 11) to be unsatisfied at any time prior to the consummation of the transactions contemplated herein; or (iii) the commencement or written threat of any Litigation involving or affecting the Company, or any of its properties or assets, or, to the knowledge of the Company or TRW, any employee, agent, director or officer, in his or her capacity as such, of the Company which, if pending on the date hereof, would have been required to have been disclosed herein or which relates to the consummation of the transactions contemplated herein.

         8.03. ACCESS AND INFORMATION. Between the date of this Agreement and the Closing Date, the Company will give, and shall cause its accountants and legal counsel to give, Surviving Company and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times and upon reasonable notice, access as reasonably requested to all personnel, offices and other facilities and to all contracts, agreements, commitments, books and records (including Tax Returns) of or pertaining to the Company, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish Surviving Company with such financial and operating data and other information with respect to the business and properties of the Company as Surviving Company may from time to time reasonably request.

         8.04 COMMERCIALLY REASONABLE EFFORTS. SUBJECT to the terms and conditions herein provided, each of TRW and the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the transactions contemplated hereby, (ii) timely making all necessary filings under the HSR Act and any required filings under applicable foreign antitrust requirements and (iii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any Governmental Authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, each of TRW and the Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

         8.05. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, neither TRW nor the Company shall, and each shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the transactions contemplated hereby without the consent of Surviving Company, except as TRW or the Company determines is required by applicable Law, in which case TRW or the Company, prior to making such announcement, will, if practicable in the circumstances, consult with Surviving Company regarding the same.

         8.06. COMPANY FINANCIAL STATEMENTS. (a) At least five business days prior to the Closing Date, the Company will deliver to Surviving Company an audited balance sheet of the Company as of December 31, 1999 reflecting assets and liabilities that do not differ in any material respect from the assets and liabilities reflected on the December 31, 1999 balance sheet included in the Company Financial Statements.

         (b) At least two business days prior to the Closing Date, the Company will (i) deliver to Surviving Company an unaudited balance sheet of the Company (the "Estimated Closing Date Balance Sheet") reflecting the good faith estimate of the Company and TRW of the assets to be acquired and liabilities to be assumed by Surviving
Company at the Effective Time as a result of the Merger, except for such assets and liabilities as are not required to be reported in a balance sheet prepared in accordance with generally accepted accounting principles and (ii) demonstrate to Surviving Company's reasonable satisfaction that the Estimated Closing Date Balance Sheet conforms to the requirements set forth herein.

         (c) After the Closing, TRW, at its own expense, will provide Surviving Company such financial and other data and assistance, including to the assistance of TRW's auditors, as Surviving Company may reasonably require in order to prepare, not later than May 31, 2000, such audited and unaudited financial statements of the Company as may be necessary to enable Surviving Company to register Surviving Company Common for sale under the Securities Act.

         (d) If requested by Surviving Company in connection with an underwritten public offering of Surviving Company Common, TRW, at its own expense, will use commercially reasonable efforts to cause its auditors to provide such assistance, including delivery of customary "comfort" letters, as Surviving Company or its underwriters may require for "due diligence" purposes.

                                    ARTICLE 9
                    ADDITIONAL COVENANTS OF SURVIVING COMPANY

         Surviving Company covenants and agrees as follows:

         9.01. CONDUCT OF BUSINESS OF SURVIVING COMPANY. (a) During the period from the date of this Agreement to the Effective Time, except as set forth in the Surviving Company Disclosure Schedule, (i) Surviving Company shall conduct its or their businesses in the ordinary course and consistent with past practice, and Surviving Company shall use commercially reasonable efforts to preserve intact its business organization, keep available the services of its officers and employees and preserve intact the present commercial relationships of Surviving Company with all persons with whom it does business and (ii) without limiting the generality or effect of the foregoing, Surviving Company will not:

                  (A) except as provided in this Agreement, amend or propose to amend its Certificate of Incorporation or Bylaws (or comparable governing instruments) or any of the Certificates of Designations for the preferred stock of Surviving Company;

                  (B) authorize for issuance, issue, deliver, grant, sell, pledge, dispose of or propose to issue, deliver, grant, sell, pledge or dispose of any shares of, or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any shares of, the capital stock or other securities of the Surviving Company, including, but not limited to, stock appreciation rights, phantom stock, any securities convertible into or exchangeable for shares of stock of any class of the Surviving Company, except for (i) the issuance of shares of Surviving Company
         Common pursuant to the exercise of either incentive or non-qualified stock options, including management stock options, outstanding on the close of business on the day immediately preceding the date of this Agreement and listed in Section 7.01 hereof in accordance with their present terms, (ii) the issuance of incentive or non-qualified options to purchase an aggregate of not more than 750,000 shares of Surviving Company Common to employees of and consultants to Surviving Company pursuant to Surviving Company's 1992 Stock Option Plan in the ordinary course of business and consistent with past practice; and (iii) the issuance of Series G Stock;

                  (C) except as provided in this Agreement, split, combine or reclassify any shares of its capital stock or declare, pay or set aside any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire, directly or indirectly, any shares of its capital stock or other securities (other than the repurchase of shares of Surviving Company Common Stock at cost pursuant to contractual rights to do so in connection with the cessation of service of employees of or consultants to Surviving Company);

                  (D) (a) other than in the ordinary course of business consistent with past practice, (i) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, indirectly, contingently or otherwise) for the obligations Of any person or (ii) make any loans, advances or capital contributions to, or investments in, any other person (other than customary travel, relocation or business advances to employees); (b) acquire the stock or the assets of, whether by merger, consolidation or otherwise, any other person (other than the Merger); (c) voluntarily incur any material liability or obligation (absolute, accrued, contingent or otherwise) other than in the ordinary course of business and in a manner consistent with past practice; (d) sell, transfer, mortgage, pledge or otherwise dispose of, or encumber, or agree to sell, transfer, mortgage, pledge or otherwise dispose of or encumber, any assets or properties, real, personal or mixed material to Surviving Company other than sales of products in the ordinary course of business and in a manner consistent with past practice; (e) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person; or
         (f) enter into a commitment to make any single capital expenditure which is in excess of $250,000 or enter into commitments to make capital expenditures (during any two-month period) which are, in the aggregate, in excess of $750,000 for Surviving Company;

                  (E) increase in any manner the compensation of any of its directors, officers or employees or enter into, establish, amend or terminate any employment, consulting, retention, change in control, collective bargaining, bonus or other incentive compensation, profit sharing, health or other welfare, stock option or other equity, pension, retirement, vacation, severance, deferred compensation or other compensation or benefit plan, policy, agreement, trust, fund or arrangement with, for or in respect of, any shareholder, officer, director, other employee, agent, consultant or affiliate other than (i) as required pursuant to the terms of agreements in effect on the date of this Agreement, and set forth in the Surviving Company Disclosure Schedule or (ii) increases in salaries of employees or the establishment or modification of consulting relationships in the ordinary course of business consistent with past practice;

                  (F) except as may be required as a result of a change in Law or in generally accepted accounting principles, change any of the accounting practices or principles used by it;

                  (G) make any material Tax election, settle or compromise any material federal, state, local or foreign Tax liability, or waive any statute of limitations for any Tax claim or assessment or change its fiscal year;

                  (H) settle or compromise any pending or threatened suit, action or claim which is material or which relates to the transactions contemplated hereby;

                  (I) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Surviving Company (other than the Merger);

                  (J) pay, discharge, satisfy or materially change the terms of any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction (a) in the ordinary course of business of liabilities reflected or reserved against in the financial statements of Surviving Company or incurred in the ordinary course of business and (b) of liabilities required to be paid, discharged or satisfied pursuant to the terms of any contract in existence on the date hereof;

                  (K) permit any material insurance policy naming Surviving Company as a beneficiary or a loss payable payee to be cancelled or terminated without the prior consent of the Company, except in the ordinary course of business;

                  (L) except as required pursuant to this Agreement, modify or change the vesting rights, the exercise rights or the exercise prices of any Surviving Company stock option or warrant;

                  (M) directly or indirectly, solicit or encourage any proposal from, or provide any financial or statistical data with respect to Surviving Company or its business or assets to any other person or entity, for the acquisition of all or any substantial portion of the business, assets, or common stock or other securities of Surviving Company without the prior written consent of the Company (other than in connection with the offer and sale of Series G Stock contemplated hereby); or

                  (N) take, or offer or propose to take, or agree to take in writing or otherwise, any of the actions described in Section 9.01(a).

         (b) Surviving Company shall use commercially reasonable efforts to comply in all material respects with all Laws applicable to it or any of its properties, assets or business and maintain in full force and effect all the Permits necessary for, or otherwise material to, such business.

         9.02. NOTIFICATION OF CERTAIN MATTERS. Surviving Company shall give prompt notice to the Company if any of the following occur after the date of this Agreement and prior to the date of Closing: (i) receipt of any notice or other communication in writing from any third party alleging that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (ii) the occurrence of an event which would or would be reasonably likely in the future to cause any condition (as set forth in Article 11) to be unsatisfied at any time prior to the consummation of the transactions contemplated herein; or (iii) the commencement or written threat of any Litigation involving or affecting Surviving Company, or any of its properties or assets, or, to its knowledge, any employee, agent, director or officer, in his or her capacity as such, of Surviving Company which, if pending on the date hereof, would have been required to have been disclosed herein or which relates to the consummation of the transactions contemplated herein.

         9.03. ACCESS AND INFORMATION. Between the date of this Agreement and the Closing Date, Surviving Company will give, and shall cause its accountants and legal counsel to give, the Company and its authorized representatives (including, without limitation, its financial advisors, accountants and legal counsel), at all reasonable times and upon reasonable notice, access as reasonably requested to all personnel, offices and other facilities and to all contracts, agreements, commitments, books and records (including Tax Returns) of or pertaining to Surviving Company, will permit the foregoing to make such reasonable inspections as they may require and will cause its officers promptly to furnish the Company with such financial and operating data and other information with respect to the business and properties of Surviving Company as the Company may from time to time reasonably request.

         9.04 COMMERCIALLY REASONABLE EFFORTS. Subject to the terms and conditions herein provided, Surviving Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, but not limited to, (i) obtaining all Consents from Governmental Authorities and other third parties required for the consummation of the transactions contemplated hereby, (ii) timely making all necessary filings under the HSR Act and any required filings under applicable foreign antitrust requirements and (iii) having vacated, dismissed or withdrawn any order, stay, decree, judgment or injunction of any Governmental Authority which temporarily, preliminarily or permanently prohibits or prevents the transactions contemplated by this Agreement. Upon the terms and subject to the conditions hereof, Surviving Company agrees to use commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to satisfy the other conditions of the Closing set forth herein.

         9.05. PUBLIC ANNOUNCEMENTS. So long as this Agreement is in effect, Surviving Company shall not, and shall cause its affiliates not to, issue or cause the publication of any press release or any other announcement with respect to the transactions contemplated hereby without the consent of the Company, except as Surviving Company determines is required by applicable Law, in which case Surviving Company, prior to making such announcement, will, if practicable in the circumstances, consult with the Company regarding the same.

         9.06. HIRING OF COMPANY RETIREES. For as long as TRW owns any equity in Surviving Company, without the prior written consent of TRW, neither Surviving Company nor any affiliate of Surviving Company will offer employment to any current or former employee of the TRW within six (6) months of such person's retirement under the TRW Salaried Pension Plan.

         9.07 SURVIVING COMPANY FINANCIAL STATEMENTS. At least two business days prior to the Closing Date, Surviving Company will (i) deliver to TRW and the Company an unaudited balance sheet of Surviving Company (the "Surviving Company Estimated Closing Date Balance Sheet") reflecting the good faith estimate of Surviving Company of the assets to be acquired and liabilities of Surviving Company at the Effective Time as a result of the Merger, except for such assets and liabilities as are not required to be reported in a balance sheet prepared in accordance with generally accepted accounting principles and
(ii) demonstrate to TRW's and the Company's reasonable satisfaction that the Surviving Company Estimated Closing Date Balance Sheet shall be prepared in accordance with generally accepted accounting principles.

                                   ARTICLE 10
                              ADDITIONAL AGREEMENTS

         10.01. STOCKHOLDER ACTIONS. (a) Surviving Company shall have a stockholder vote to approve the Merger and this Agreement within 20 days of the date hereof and shall recommend approval of the Merger and this Agreement to its stockholders. The stockholder vote required for the adoption of this Agreement and the Merger shall be as required by the GCL. Surviving Company will use all reasonable efforts to solicit from its stockholders proxies in favor of adoption and approval of the Merger and to take all other action necessary or, in the reasonable judgment of the Company, helpful to secure the vote of stockholders required by the GCL to effect the Merger. Any proxy documentation related to the stockholders' approval of the Merger and this Agreement shall not contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to such exchange offer, which earlier statement has since become false or misleading. Surviving Company will provide TRW the opportunity to review such stockholder meeting documentation prior to its dissemination and TRW and the Company will ensure that any information provided by either of them in writing for the purpose of inclusion in such stockholder meeting documentation conforms to the standard set forth in the immediately preceding sentence.

         (b) Prior to the Closing Date, TRW, as sole shareholder of the Company, shall take such action as may be necessary under the CAGCL to approve the Merger and this Agreement. So long as this Agreement remains in effect, TRW shall not, and shall not permit the Company to, solicit, negotiate or approve any proposal for a business combination, sale of substantial assets or sale of shares of the Company.

         10.02. TERMINATION OF TRW MILLIWAVE INCENTIVE COMPENSATION PLAN. Prior to the Effective Time, the Company shall terminate the TRW Milliwave Incentive Compensation Plan and pay to the participants any amounts that would be owing to such participants as of the Effective Time.

         10.03 ASSUMPTION OF LIABILITIES. Except as otherwise expressly set forth herein, Surviving Company shall assume any and all liabilities of the Company as of the Effective Time, even to the extent that such liabilities were incurred and could be deemed payable prior to the Effective Time, including, without limitation, any accrued vacation of employees of the Company, any accrued and unpaid salary, bonuses and other compensation for periods prior to the Effective Time, and any rental, utility and similar obligations of the Company for the period prior to the Effective Time. To the extent that, after the Effective Time, TRW makes any such payments for liabilities, Surviving Company shall promptly reimburse TRW for such payments.

         10.04  NOVATION OF TRW CONTRACTS. Prior to or on the Closing Date,
TRW shall either (i) novate to either the Company or Surviving Company the following contracts: (i) TRW/Nokia Telecommunications Module Production Agreement, dated 23 July, 1996, between TRW and Nokia Telecommunications OY ("Nokia"), (ii) 58 GHz Module Development Agreement, dated 14 April, 1999, between TRW and Nokia (the "MICE Contract"), (iii) OEM Supply Agreement, effective July 31, 1998, between TRW and Nortel Networks Inc., and (iv) SCAMP Development and Production Contract No. Y67C-W01365 between TRW and Rockwell Collins Inc. (collectively, the "Assigned Contracts") or (ii), to the extent that Nortel or Nokia shall not permit novation of the respective contracts, enter into contracts with either the Company or Surviving Company that parallel the Assigned Contracts; provided, however, that with respect to the MICE Contract, (i) TRW shall retain the payments to be made by Nokia after production commences in connection with development work on the MICE Contract (the "MICE Development Payments"), whether or not the MICE Contract is novated, and Surviving Company agrees to forward the MICE Development Payments promptly to TRW in the event that it receives it from Nokia and (ii) TRW shall be responsible for all development, at no charge to Surviving Company, under the MICE Contract up to and including the E4 module development milestone thereunder, with

Surviving Company responsible for all costs of development thereafter; provided, however, to the extent that Surviving Company agrees to change the E4 module development milestone criteria at any time after the Effective Time, Surviving Company shall be responsible for all costs of development under the MICE Contract immediately following such change. Such post-milestone change work costs will be at the rates and under the terms of the Services Agreement (as defined in Section 13.01(d)(ii)) if Surviving Company chooses to engage TRW to perform such post-change development work. The MICE Development Fee Payments are as follows: $136,875 paid upon receipt of the certificate of acceptance for the E4 module delivery; $114,062.50 paid when the first full spec product is delivered to Nokia, $114,062.50 paid when the 100th full spec product is delivered to Nokia, $114,062.50 paid when the 500th full spec product is delivered to Nokia, and $114,062.50 paid when the 1000th full spec product is delivered to Nokia. To the extent that TRW is unable to novate the Assigned Contracts prior to the Closing Date, TRW undertakes to use commercially reasonable efforts to assist Surviving Company in getting the Assigned Contracts novated after the Closing Date.

         10.05 TERMINATION OF CHANGE IN CONTROL PROVISIONS. Prior to or on the Closing Date, Surviving Company shall have procured from each of Edward Keible, Douglas Lockie, Julianne Biagini, Jim Bybokas, John Mikulsky and Cliff Mohwinkel written waivers of change in control provisions of their Surviving Company stock options (providing for accelerated vesting of Surviving Company stock options upon either the Merger or the Merger followed by employment termination).

         10.06 TREATMENT OF CONSIGNED INVENTORY. Surviving Company acknowledges that the Company currently possesses inventory for inclusion in the Company's products, which has o not yet been sold by TRW to the Company. A portion of such inventory is included in the Company's works in process. This consigned inventory includes MMIC chips for the Company's products and housings specifically for the Company's SCAMP product. With regard to all inventory contained at the Effective Time in work in process (up to a maximum quantity of inventory equal to $900,000 at current TRW/Company purchase order pricing), Surviving Company agrees that, upon the earlier of delivery of each such work in process to its customer or sixty (60) days after the Effective Time, Surviving Company shall be deemed to have received an invoice for the inventory contained therein and shall pay TRW, at current TRW/Company purchase order pricing, the amount therefor within 30 days of deemed invoicing; with regard to any inventory in work in process at the Effective Time in excess of such $900,000 amount, Surviving Company agrees that, upon the earlier of delivery of each such work in process in which such inventory is incorporated to its customer or sixty (60) days after the Effective Time, Surviving Company shall be deemed to have received an invoice for the inventory contained therein and shall pay TRW, at the pricing set forth in the Supply Agreement (as defined in Section 13.01(d) hereof), the amount therefor within 30 days of deemed invoiving. Surviving Company will pay for all other consigned chips within thirty (30) days of their kitting at the pricing set forth in the Supply Agreement (as defined in Section
13.01 (d)).

         10.07 AUDIT RIGHTS. Prior to the closing of a firmly underwritten public offering of Surviving Company pursuant to an effective registration statement under the Securities Act, covering the offer and sale of Surviving Company Common for the account of Surviving Company, TRW shall have the right, upon reasonable notice to Surviving Company and at reasonable times, but not more often than once per year, to conduct a financial audit of Surviving Company using either external auditors or internal TRW auditors. All costs of third parties associated with such audit rights shall be borne exclusively by TRW.

         10.08 TAX MATTERS. TRW, the Company and Surviving Company will use all commercially reasonable efforts to avoid any action, either before or after the Closing, which could reasonably be expected to cause the Merger to fail to qualify as a reorganization under Section 368(a) of the Code or to cause the Conversion to fail to qualify as a recapitalization under Section 368(a)(1)(E) of the Code. For federal income tax purposes, Surviving Company shall report the Merger as a reorganization within the meaning of Section 368(a) of the Code and the Conversion as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code. The parties agree that, notwithstanding any other provisions of this Agreement or any tax sharing agreement to which the Company may be a party:
(a) Surviving Company shall have no liability for any Taxes attributable to the Company for the period though and including the Closing Date (except for any accrued Taxes, which shall not include income taxes, properly reflected on the Estimated Closing Date Balance Sheet); and (b) TRW shall have no liability for any Taxes attributable to Surviving Company for any period after the Closing Date.

                                   ARTICLE 11
                               CLOSING CONDITIONS

         The respective obligations of each party to effect the transactions contemplated herein shall be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions; provided, that the obligation of each party to effect the transactions contemplated herein shall not be relieved by the failure of any such conditions if such failure is the proximate result of any breach by such party of any of its material obligations under this
Agreement:

         11.01. NO INJUNCTION OR ACTION. No temporary restraining order, preliminary injunction or other order issued by any court of competent jurisdiction or other legal restraint, Law or prohibition shall be in effect (i) preventing the consummation of the transactions contemplated herein, (ii) prohibiting or restricting the ownership or operation by Surviving Company of any material portion of the Company or (iii) compelling Surviving Company to dispose of or hold separate any material portion of the Company's business or assets; provided that Surviving Company and the Company, as the case may be, shall have used commercially reasonable efforts to remove such injunction, order, restraint or prohibition; nor shall any proceeding brought by any Governmental Authority of competent jurisdiction seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the transactions contemplated hereby, which makes the consummation of such transactions illegal.

         11.02. BANK ACCOUNT BALANCES. On the Closing Date, (a) Surviving Company shall have at least US$20 million in cash in its bank accounts (which amount shall be net of Indebtedness, as defined below, and net of the investment banking fees to be paid by Surviving Company to U.S. Bancorp Piper Jaffray upon the consummation of the transactions contemplated herein) and (b) the Company shall have at least US$20 million in cash (which amount shall be net of Indebtedness). For the purposes of this section 11.02, "Indebtedness" is defined as any encumbrance, lien, claim, or other interest, or any payment obligation arising from, incurred by, created in the course of or in connection with securing the US$20 million in cash described in the foregoing.

         11.03. OTHER APPROVALS. On or prior to the Closing Date, the waiting period (and any extension thereof) applicable to the Merger under the HSR Act (to the extent such filings are required) shall have been terminated or shall have expired, necessary foreign antitrust approvals shall have been obtained, the Consents described in sections 5.06 and 7.06 hereof, if any, shall have been obtained, any U.S. Government export licenses necessary to continue to operate the Company Business after effecting the Merger, if any, shall have been obtained and any state, federal or foreign securities approvals and/or filings in connection with the issuance of the TRW Shares required prior to the issuance of the TRW Shares shall have been obtained and/or made.

         11.04. STOCKHOLDER APPROVAL. The Merger and the other transactions contemplated hereby shall have been approved at or prior to the Effective Time by the requisite approval of the stockholders of Surviving Company, by stockholder vote or written consent, in accordance with the GCL and Surviving Company's Certificate of Incorporation.

         11.05. CONDITIONS OF OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the transactions contemplated herein are subject to the satisfaction of the following conditions (which may be waived in whole or in part by the Company): (a) Surviving Company shall have performed in all material respects all of the obligations required to be performed by it under this Agreement on or before the Closing Date; (b) the representations and warranties of Surviving Company (without giving effect to any materiality or Surviving Company Material Adverse Effect qualifications therein) shall be true and correct as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date, as though made at and as of the Closing Date, except (i) for changes contemplated by this Agreement and (ii) where the failures to be true and correct, in the aggregate, do not have a Surviving Company Material Adverse Effect and have not had and would not reasonably be expected to have a material adverse effect upon the consummation of the transactions contemplated hereby; and (c) the Company shall have received a certificate dated the Closing Date signed on behalf of Surviving Company by its Chief Executive Officer or the Chief Financial Officer confirming the matters set forth in clauses (a) and (b) of this Section 11.05 with respect to Surviving Company.

         11.06. CONDITIONS OF OBLIGATIONS OF SURVIVING COMPANY. The obligations of Surviving Company to effect the transactions contemplated hereby are subject to the satisfaction of the following conditions (which may be waived in whole or in part by Surviving Company): (a) each of TRW and the Company shall have performed in all material respects all of the obligations required to be performed by it under this Agreement on or before the Closing Date; (b) the representations and warranties of the Company and TRW (without giving effect to any materiality or Company Material Adverse Effect qualifications therein) shall be true and correct as of the date hereof and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date, as though made at and as of the Closing Date, except where the failures to be true and correct, in the aggregate, do not have a Company Material Adverse Effect or a Surviving Company Material Adverse Effect and have not had and would not reasonably be expected to have a material adverse effect upon the consummation of the transactions contemplated hereby; and (c) Surviving Company shall have received a certificate dated the Closing Date signed on behalf of TRW and the Company by a Vice President, Secretary or Assistant Secretary confirming the matters set forth in clauses (a) and (b) of this Section 11.06 with respective to their respective companies.

         11.07. FILING OF CERTIFICATE. The Certificate shall have been filed with the Secretary of State of the State of Delaware.

                                   ARTICLE 12
                           TERMINATION AND ABANDONMENT

         12.01. TERMINATION. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date, upon the occurrence of any of the following:

         (a) by mutual written consent of Surviving Company and the Company or by the mutual action of their respective Boards of Directors;

         (b) by either Surviving Company or the Company if any Governmental Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such order, decree or ruling or other action shall have become final and nonappealable;

         (c) by Surviving Company if the Company or TRW shall have committed a material breach of (i) any of its representations and warranties set forth in
Article 5 hereof such that the closing condition set forth in Section 11.06(b) would fail to be satisfied or (ii) any of its covenants or other agreements hereunder such that the closing condition in Section 11.06(a) would fail to be satisfied and has not cured such material breach within thirty days after

Surviving Company has given the Company written notice of the material breach and its intention to terminate this Agreement pursuant to Section 12.01 hereof;

         (d) by the Company if Surviving Company shall have committed a material breach of (i) any of its representations and warranties set forth in Article 7 hereof such that the closing condition set forth in Section 11.05(b) would fail to be satisfied or (ii) any of its covenants or other agreements hereunder such that the closing condition set forth in Section 11.05(a) would fail to be satisfied and has not cured such material breach within thirty days after the Company has given Surviving Company written notice of the material breach and its intention to terminate this Agreement pursuant to Section 12.01 hereof;

         (e) by Surviving Company if there shall have occurred any event that, individually or when considered together with any other matter, has had or is reasonably likely in the foreseeable future to have a Company Material Adverse Effect;

         (f) by the Company if there shall have occurred any event that, individually or when considered together with any other matter, has had or is reasonably likely in the foreseeable future to have a Surviving Company Material Adverse Effect;

         (g) by the Company if the stockholders of the Suriving Company do not approve the terms of this Agreement and the Merger as required under the GCL and Surviving Company's Certificate of Incorporation prior to on or before the 90th calendar day after the date hereof; provided that the Company shall not be permitted to terminate this Agreement pursuant to this Section 12.01 (g) if the failure of Surviving Company's stockholders to adopt and approve this Agreement and the Merger is attributable to a failure on the part of the Company to perform in any material respect any obligation required to have been performed by it under this Agreement; or

         (h) by the Company or Surviving Company if the Closing shall not have been consummated on or before the 90th calendar day after the date hereof; provided that the right to terminate this Agreement under this Section 12.01(h) shall not be available to any party hereto whose failure (or, in the case of the Company, if TRW's failure) to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date and further provided that each of the Company, TRW and Surviving Company shall use commercially reasonable efforts to consummate the transactions contemplated hereby prior to such date.

         The party desiring to terminate this Agreement pursuant to the preceding paragraphs shall give written notice of such termination to the other party in accordance with Section 14.03 hereof.

         12.02 EFFECT OF TERMINATION AND ABANDONMENT. (a) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this
Article 12, this Agreement (other than as specified in Section 14.08 hereof) shall become void and of no effect with no liability on the part of any party hereto (or of any of its directors, officers, employees, agents, legal or financial advisors or other representatives), except as set forth in
Section 12.02(b) hereof; PROVIDED, HOWEVER, that no such termination shall relieve any party hereto from any liability for any willful breach of this Agreement prior to termination. If this Agreement is terminated as provided herein, each party shall hold in confidence in accordance with the terms and conditions of the Confidential Disclosure Agreement, dated as of August 27, 1999, by and among TRW, the Company and Surviving Company all materials obtained from, or based on or otherwise reflecting or generated in whole or in part from information obtained from, any other party hereto in connection with the transactions contemplated by this Agreement, and shall not use any such materials for the purpose of competing with the businesses of the other parties hereto, whether obtained before or after the execution hereof.

         (b) Surviving Company shall pay the Company a fee equal to $3,000,000, payable by wire transfer in same day funds, if: (i) this Agreement is terminated pursuant to Section 12.01(g); or (ii) this Agreement is terminated pursuant to
Section 12.01(h) solely due to the failure of Surviving Company to satisfy its conditions set forth in Sections 11.02(a) or 11.04. The Company shall pay Surviving Company a fee equal to $3,000,000, payable by wire transfer in same day funds, if this Agreement is terminated pursuant to Section 12.01 (h) solely due to the failure of the Company to satisfy its conditions set forth in Sections 11.02(b). Any payment required to be made pursuant to this Section 12.02(b) shall be paid to the Company or Surviving Company, as the case may be, no later than two business days after the termination pursuant to Section 12.01(g) or (h). Each of the Company and Surviving Company acknowledges that the agreements contained in this Section 12.02(b) are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Company and Surviving Company would not enter into this Agreement. Notwithstanding the foregoing, the fee contemplated hereby shall be paid pursuant to this Section 12.02(b) regardless of any alleged breach by Surviving Company or the Company, as the case may be, of its obligations hereunder, PROVIDED that no payment by Surviving Company the Company made pursuant to this
Section 12.02(b) shall operate or be construed as a waiver by Surviving Company of any breach of this Agreement by TRW or the Company or of any rights of Surviving Company in respect thereof or by the Company of any breach of this Agreement by Surviving Company or of any rights of the Company in respect thereof.

                                   ARTICLE 13
                        ITEMS TO BE DELIVERED AT CLOSING

         13.01 DELIVERY BY SURVIVING COMPANY. At the Closing, Surviving Company will deliver to the Company (or TRW, as the case may be) the following certificates and documents:

                  (a) STOCK CERTIFICATE. A stock certificate or certificates representing the TRW Shares which are registered in the name of TRW.

                  (b) OFFICER'S CERTIFICATE. The officer's certificates referenced in Section 11.05(c) hereof.

                  (c) INVESTORS RIGHTS AGREEMENT. The Investors Rights Agreement, dated the date hereof, by and among Surviving Company, TRW, and the investors (the "Investors") listed on Exhibit A thereto (the "Investors Rights Agreement"), in the form attached hereto as Exhibit 13.01(c) executed on behalf of Surviving Company and the Investors.

                  (d) SUPPLY AGREEMENT AND SERVICE AGREEMENT. The Supply Agreement and the Services Agreement, in the forms attached hereto as Exhibits 13.01(d)(i) and (ii), respectively, executed on behalf of Surviving Company.

                  (e) EVIDENCE OF FUNDING. Written evidence (which can be in the form of bank statements or similar documentation) that the condition set forth in Section 11.02(a) hereof has been satisfied.

                  (f) EVIDENCE OF WAIVER OF CHANGE IN CONTROL PROVISIONS. Copies of written waivers referenced in Section 10.05 hereof.

         13.02. DELIVERY BY THE COMPANY. At the Closing, the Company (or TRW, as the case may be) will deliver to Surviving Company the following certificates and documents:

                  (a) OFFICER'S CERTIFICATE. The officer's certificates referenced in Section 11.06(c).

                  (b) INVESTORS RIGHTS AGREEMENT. The Investors Rights Agreement executed on behalf of TRW.

                  (c) SUPPLY AGREEMENT AND SERVICE AGREEMENT. The Supply Agreement and the Services Agreement, in the forms attached hereto as Exhibits 13.01(d)(i) and (ii), respectively, executed on behalf of TRW.

                  (d) EVIDENCE OF FUNDING. Written evidence (which can be in the form of bank statements or similar documentation) that the condition set forth in Section 11.02(b) hereof has satisfied.

                                   ARTICLE 14
                                  MISCELLANEOUS

         14.01. FEES AND COMMISSIONS. Each of the Company and Surviving Company represent and warrant that it has not incurred any obligation to pay any brokerage commission or finder's fee with regard to the transactions contemplated by this Agreement (except for investment banking fees not to exceed $700,000 to be paid by Surviving Company to U.S. Bancorp Piper Jaffray upon the consummation of the transactions contemplated hereby).

         14.02. EXPENSES. Surviving Company shall pay its own expenses and costs (including, without limitation, all counsel fees) in connection with this Agreement and the transactions contemplated hereby. TRW shall pay all expenses and costs (including without limitation all investment banking and counsel fees) of the Company in connection with this Agreement and all transactions contemplated hereby.

         14.03. NOTICES. Any notice required to be given pursuant to this Agreement must be in writing and shall be given by facsimile transmission or overnight courier. Such properly given notice shall be deemed to have been given when actually delivered to and received by the party to whom addressed. Notices shall be given to the parties hereto at the following addresses

         If to Surviving Company:
         Endgate Corporation
         321 Soquel Way
         Sunnyvale, CA 94086
         Attention: Chief Executive Officer
         Facsimile #: 408.524.9157

         With a copy to:
         Cooley Godward LLP
         One Maritime Plaza, Suite 2000
         San Francisco, CA 94111
         Attention: Kenneth L. Guernsey
         Facsimile #: 415.951.3699

         If to the Company:
         TRW Milliwave Inc.
         6425-C Capital Avenue
         Diamond Springs, CA 95619
         Attention: Don Dodson
         Facsimile #: 592.642.8002

         With a copy to:
         TRW Inc.
         One Space Park
         Redondo Beach, CA 90278
         Attn: Walter S. Page, III, Esq.
         Facsimile #: 310.813.4115

         If to TRW:
         TRW Inc.

         One Space Park
         Redondo Beach, CA 90278
         Attention: Jim Myers
         Facsimile #: 310.813.0005

         With a copy to:
         TRW Inc.
         One Space Park
         Redondo Beach, CA 90278
         Attn: Walter S. Page, III, Esq.
         Facsimile #: 310.813.4115

Any party hereto may, by giving five days' written notice to the other party, designate any other address in substitution of the foregoing address to which notices shall be given.

         14.04 ASSIGNMENT. This Agreement shall not be assigned by any party hereto without the express written consent of the other party.

         14.05. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof, supersedes any prior agreement, and may not be modified or amended except in writing signed by all the parties hereto.

         14.06. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, except to the extent that under the laws of the State of Delaware (including conflict of laws principles thereof) the laws of the State of Delaware would apply, in which case as to such extent this Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware.

         14.07. WAIVER. No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel to enforce any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.

         14.08. SURVIVAL. The respective representations, warranties, covenants and agreements of Company, TRW and Surviving Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall survive the execution and delivery of this Agreement, notwithstanding any investigation made or information obtained by the other party, but shall terminate at the Effective Time, except for those contained in Sections 8.06, 9.06, 10.03, 10.04, 10.06, 10.07, 10.08 12.02, 14.02, 14.03, 14.05, 14.06,
14.08, 14.09, 14.12 and 14.13 hereof, which shall survive beyond the Effective Time.

         14.09. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties further agree that each party shall be entitled to an injunction or restraining order to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any

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

court of the United States or any state having jurisdiction, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

         14.10. MULTIPLE COUNTERPARTS. This Agreement may be executed in separate or multiple counterparts, each of which shall be deemed an original, but all of which together shall be considered as one and the same agreement.

         14.11. SINGULAR, PLURAL, PRONOUNS. ETC. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female gender and the neuter, and vice versa.

         14.12. LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein.

         14.13. INTERPRETATION. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. As used in this Agreement, (i) the term "person" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an association, an unincorporated organization, a Governmental Authority and any other entity, (ii) unless otherwise specified herein, the term "affiliate," with respect to any person, shall mean and include any person controlling, controlled by or under common control with such person and (iii) the term "subsidiary" of any specified person shall mean any corporation 50 percent or more of the outstanding voting power of which, or any partnership, joint venture, limited liability company or other entity 50 percent or more of the total equity interest of which, is directly or indirectly owned by such specified person.

         14.14. APPENDICES AND SCHEDULES. All appendices and schedules referred to herein are

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incorporated herein by reference as though fully set forth herein.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

The Company:

TRW Milliwave Inc.


By: /s/ WESLEY G. BUSH
    ----------------------------------------



Surviving Company:

Endgate Corporation

By: /s/ EDWARD A. KEIBLE, JR.
    ----------------------------------------



TRW:

TRW Inc.


By: /s/ TIMOTHY W. HANNEMANN
    ----------------------------------------

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